Exhibit 10.1

THE PARTIES HERETO ACKNOWELDGE THAT ANY CHANGE OF OWNERSHIP OR CONTROL, OR TRANSFER OF CANNABIS AND CANNABIS RELATED ASSETS THAT COULD RESULT FROM AN EXERCISE OF CERTAIN REMEDIES HEREUNDER SHALL BE SUBJECT TO COMPLIANCE WITH US STATE CANNABIS LAWS AND REGULATIONS WHICH MAY REQUIRE CONSENT OF THE APPLICABLE STATE REGULATORY AUTHORITIES.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of January 24, 2023 (the “Closing Date”), and is among MARIMED INC., a Delaware corporation, (“Parent” and together with each Person listed as a “Borrower” on the signature pages hereto and each other Person that becomes a “Borrower” hereunder, each a “Borrower”, and collectively, jointly and severally, “Borrowers”), each Person party hereto as a Guarantor (as defined below) from time to time, the creditors which are now or which hereafter become a party hereto (collectively, “Lenders” and each, a “Lender”), and CHICAGO ATLANTIC ADMIN, LLC (“Chicago Atlantic”), as Administrative Agent.

RECITALS
WHEREAS, Borrowers have asked Lenders to extend a term loan facility to Borrowers; and
WHEREAS, subject to and upon the terms and conditions herein set forth, each Lender is willing to provide such financing to Borrowers;
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.DEFINED TERMS
When used in this Agreement, including any Schedule or Exhibit, the following terms shall have the following meanings:
“Acceptable Endorsements” shall have the meaning set forth in Section 6.16(ix).
“Administrative Agent” means Chicago Atlantic, in its capacity as administrative agent appointed under Section 10.1, or any successor administrative agent engaged in accordance with the terms of Section 10.9.
“Affiliate” means, with respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, to (x) vote 50.00% or more of the Equity Interests or other form of ownership interest having ordinary voting power for the election of directors (or the comparable equivalent) of such Person or (y) direct or cause the direction of the management and policies of such Person, in each case whether through the ownership of any Equity Interest, by contract or otherwise. Neither Administrative Agent nor any Lender shall be an Affiliate of any Obligor for purposes of this Agreement or any other Loan Document. Notwithstanding the foregoing, no entity in which the Individual Limited Guarantor has a direct or indirect equity interest that is unrelated to the Borrowers’ business shall be deemed an Affiliate.
“After Acquired Third-Party Mortgage” means any First Mortgage entered into after the Closing Date pursuant to clause (l) of the definition of “Permitted Indebtedness”.
“Aggregate Commitment” means $35,000,000, as such amount may be increased to up to $65,000,000 from time to time pursuant to Section 2.1.

“Agreement” means this Loan and Security Agreement, together with all Schedules and Exhibits and the Information Certificate, in each case whether now or hereafter annexed thereto.
“Allocable Amount” shall have the meaning set forth in Section 2.11(d).
“Amended and Restated Fee Letter” means that certain fee letter dated as of the Closing Date between Administrative Agent, Chicago Atlantic Credit Advisers, LLC, and Borrowers.
“Amortization Amount” means an amount equal to 1.00% of the aggregate principal amount of all Loans.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Obligor from time to time concerning or relating to bribery or corruption.
“Applicable Fiscal Period” means a period of 12 consecutive, trailing fiscal months ending at the end of each prescribed fiscal month.
“Application Event” shall have the meaning set forth in Section 2.4(d).
“Artis MIPAs” means (i) that certain Membership Interest Purchase and Option Agreement by and between ARL Healthcare Inc. and (ii) that certain Membership Interest Purchase and Option agreement by and between, inter alia, ARL Healthcare Inc. and Timothy Shaw, in each case in form and substance substantially similar to the drafts provided to Administrative Agent prior to the Closing Date.
“Asset Disposition” means any sale, assignment, lease, exchange, conveyance, transfer or other disposition by any Person (whether in one or a series of transactions) of all or any of its assets, business or other properties (including Equity Interests of Subsidiaries).
“Authorized Officer” means, as to any Obligor, any president, chief executive officer, chief financial officer or similar official thereof with significant responsibility for the administration of the obligations of such Person in respect of this Agreement and the other Loan Documents.
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.).
“Board” means any Obligor’s governing body, as set forth in such Obligor’s Organic Documents.
“Books” means all books and records relating to any Person’s existence, governance, financial condition or operations, or any of the Collateral, regardless of the medium in which any such information may be recorded.
“Borrower” and “Borrowers” shall have the meanings set forth in the Preamble.
“Borrowing Request” means a notice of borrowing, in the form attached hereto as Exhibit A, to be submitted to Administrative Agent by Borrowers pursuant to this Agreement and executed by an Authorized Officer of each Borrower.
“Business Day” means any day of the week, excluding Saturdays, Sundays and any day on which banks in Illinois are authorized or required to be closed.
“Cannabis Licenses” means each Permit issued by the Licensing Division or any other state or municipal Governmental Authority regarding or related to cannabis.
“Capital Expenditures” means, for any period, the aggregate cost of all capital assets acquired by Borrowers during such period, as determined in accordance with GAAP.
“Cash Interest Rate” means a per annum rate equal to the Prime Rate plus 5.75%.
“Casualty Event” means the material damage, destruction or condemnation, as the case may be, of property of any Obligor.
“Change in Law” means any adverse change after the Closing Date in applicable law, including US Federal Cannabis Law or US State Cannabis Law, or the application or interpretation thereof by any Governmental Authority, (a) that would make it unlawful for Administrative Agent or any Lender to (i) continue to be a party to any Loan Document, (ii) perform any of its obligations hereunder or under any other Loan Document or (iii) to fund or maintain the Loans, (b) pursuant to which any Governmental Authority has enjoined Administrative Agent or any Lender from (i) continuing to be a party to any Loan Document, (ii) performing any of its obligations hereunder or under any other Loan Document or (iii)

funding or maintaining the Loans, (c) pursuant to which any Governmental Authority requires (i) information that Administrative Agent is not permitted or does not deem advisable to disclose (“Restricted Information”) from Administrative Agent or disclosure of Restricted Information about Administrative Agent, any Lender, any Affiliate thereof or any investor therein or (ii) Administrative Agent or any Lender to obtain any Permit, in each case, to (A) continue to be a party to any Loan Document, (B) perform any of its obligations hereunder or under any other Loan Document, (C) fund or maintain the Loans; provided that the Lenders shall comply with Section 11.25 hereof, and shall use commercially reasonable efforts to provide such information requested in writing by any Governmental Authority, pursuant to the foregoing within the timeframe requested thereby; and to the extent such request cannot be resolved in a manner that is satisfactory to the Lender and Borrowers in their collective reasonable discretion within a reasonable time thereafter and the matter shall not have been otherwise resolved, the Borrowers shall have six (6) months to replace such Lender with another lender and/or repay the amounts owed to such Lender without any penalty, including the payment of any Make-Whole Amount, or (d) that would result in the activities conducted by any Obligor being Restricted Cannabis Activities
“Change of Control” shall mean: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person, of Equity Interests representing more than 50.00% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Parent on a fully-diluted basis; (b) any Borrower shall cease to own directly or indirectly, beneficially and of record, (i) at least the percentage of the Equity Interests of each of its Subsidiaries owned by such Borrower on the Closing Date and (ii) at least the percentage of the Equity Interests of each of its Subsidiaries formed or acquired after the Closing Date owned by such Borrower at the time of such formation or acquisition, in each case, free and clear of all Liens or other encumbrances (other than Liens created pursuant to or permitted under any Loan Document); or (c) during any period of 12 consecutive months, a majority of the members of the board of directors of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (c)(i) above constituting at the time of such election or nomination at least a majority of that board, or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (c)(i) and (c)(ii) above constituting at the time of such election or nomination at least a majority of that board.
“Chicago Atlantic” shall have the meaning set forth in the Preamble.
“Closing Date” shall have the meaning set forth in the Preamble.

“Collateral” means (a) the Obligor Collateral, (b) all property described in any of the other Loan Documents as security for the payment or performance of any of the Obligations and (c) all other property and interests in property that now or hereafter secure the payment or performance of any of the Obligations.
“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in an Obligor’s books and records, Equipment, or Inventory, in each case, in form and substance satisfactory to Administrative Agent.
“Compliance Certificate” means a Compliance Certificate, in the form attached hereto as Exhibit B, to be submitted to Administrative Agent by Borrowers pursuant to this Agreement and executed by a Financial Officer of each Borrower.
“Consolidated EBITDA” means, with respect to any period,
1.EBITDA,
plus
2.without duplication, the sum of the following amounts of Borrowers for such period to the extent included in determining consolidated net earnings (or loss) for such period:

(i)non-recurring non-cash charges, losses or reasonable and documented expenses, including for goodwill write-offs and write downs;
(ii)non-cash compensation expense, or other non-cash expenses or charges in each case arising from the granting of stock options, stock appreciation rights, royalties or similar arrangements;
(iii)fees and reasonable and documented out-of-pocket expenses incurred in connection with any consummated (w) merger, acquisition or business combination transaction, (x) Investment not in the Ordinary Course of Business, (y) Disposition not in the Ordinary Course of Business, or (z) issuance or repayment of Indebtedness, issuance of Equity Interests (including in connection with any registration of securities or exchange offer), refinancing transaction or amendment or modification of any debt instrument, provided that the aggregate amount added back pursuant to this clause (iii), taken together with the aggregate amounts added back pursuant to clauses (iv) and (v) shall not exceed 10.00% of Consolidated Adjusted EBITDA (prior to giving effect to this clause (iii), clause (iv) and clause (v));
(iv)the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses, including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, integration and facilities opening costs or any one-time costs, provided that the aggregate amount added back pursuant to this clause (iv), taken together with the aggregate amounts added back pursuant to clauses (iii) and (v) shall not exceed 10.00% of Consolidated Adjusted EBITDA (prior to giving effect to this clause (iv), clause (iii) and clause (v));
(v)the amount of non-recurring reasonable and documented out-of-pocket expenses related to restructuring, including severance costs, lease termination costs, and relocation costs, provided that the aggregate amount added back pursuant to this clause (v), taken together with the aggregate amounts added back pursuant to clauses (iii) and (iv) shall not exceed 10.00% of Consolidated Adjusted EBITDA (prior to giving effect to clauses (iii), clause (iv) and this clause (v)); and
(vi)reasonable documented fees and expenses directly incurred by and paid to outside service providers and/or third parties, within 14 days following the Closing Date, in connection with the Transactions.
provided, that any adjustments made pursuant to clauses (i) – (vi) above shall be consistent with Schedule C of the Compliance Certificate.
“Consolidated Total Leverage Ratio” shall mean, with respect to Parent as of each applicable date of determination, the ratio of (a) the result of (i) the aggregate outstanding principal amount of the Loans as of such date plus (ii) the aggregate outstanding principal amount of all other Indebtedness of Borrowers as of such date (excluding deferred purchase price obligations, earnouts and other similar contingent obligations that are payable in the capital stock of Parent), provided that the amount of the Obligors’ earnouts and similar contingent obligations payable in cash included in the calculation of this clause (ii) shall be the aggregate amount identified for such items in the Parent’s financial statements for the Applicable Fiscal Period, plus (iii) the aggregate outstanding amount of all income Taxes for which a return has, or should have, been filed and remain past due as of such date, to (b) Consolidated EBITDA for the Applicable Fiscal Period, all determined in accordance with GAAP, as applicable.
“Contributing Parties” shall have the meaning set forth in Section 2.11(d).
“Controlled Account” means any Deposit Account, Securities Account or Commodity Account subject to a Controlled Account Agreement.
“Controlled Account Agreement” means a tri-party deposit account, securities account or commodity account control agreement by and among the applicable Obligor, Administrative Agent and the applicable depository bank, securities intermediary or commodity intermediary, each in form and substance satisfactory to Administrative Agent, and in any event providing to Administrative Agent “control” of a Deposit Account, Securities Account or Commodity Account, as applicable, within the meaning of Articles 8 and 9 of the UCC, as applicable.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization, or similar debtor relief laws of any state, the United States of America or other applicable jurisdictions in effect from time to time.
“Default” means an event, act or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.
“Default Rate” means, (i) with respect to any Obligations and during any time that an Event of Default (other than a Material Event of Default) exists, a rate equal to the Interest Rate plus 3.00% per annum and (ii) with respect to any Obligations and during any time that a Material Event of Default exists, a rate equal to the Interest Rate plus 7.50%.
“Defaulting Lender” means any Lender that: (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loan Commitment, (ii) pay over to Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Administrative Agent and Parent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Parent or Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two Business Days after request by Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Administrative Agent’s receipt of such certification in form and substance satisfactory to Administrative Agent or (d) has become the subject of an Insolvency Proceeding.
“Delayed Draw Effective Date” shall mean the date of the making of a Delayed Draw Term Loan during the Delayed Draw Period pursuant to Section 2.1(c) hereof.
“Delayed Draw Period” means the period commencing on the Closing Date and ending on the six month anniversary of the Closing Date.
“Delayed Draw Prepayment Period” means the period commencing on the Delayed Draw Effective Date and ending on the one year anniversary of the Delayed Draw Effective Date.
“Disbursement Letter” means that certain Disbursement Letter dated the date hereof from Borrowers to Administrative Agent.
“Distribution” means, in respect of any Person, (a) any payment, distribution, dividend or transfer of cash or other assets by such Person constituting a dividend, return of capital, and other payment in respect of the Equity Interests of such Person (except distributions in such Equity Interests) and (b) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of such Person or an Affiliate of such Person.
“Dollars” and the sign “$” each mean the lawful money of the United States.
“EBITDA” means the net income or loss of Borrowers before interest, income taxes, depreciation and amortization expense, all as determined in accordance with GAAP consistently applied, as applicable.
“Environmental Laws” means all federal, state, district, local and foreign laws, rules, regulations, ordinances or consent decrees relating to health, safety, hazardous substances, pollution or environmental matters, as now or at any time hereafter in effect, applicable to any Obligor’s business or facilities owned or operated by any Obligor, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, contamination, chemicals, hazardous, toxic or dangerous substances, materials or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.
“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including for damages, costs of environmental remediation or monitoring, fines, penalties, consultants’ or attorneys’ fees and indemnities), directly or indirectly resulting from or based upon (a) non-compliance with any Environmental Law or any Governmental Authority approval required thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interest” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, partnership, limited partnership or membership interests, joint venture interests, units, limited liability company interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.
“Ermont APA” means that certain Asset Purchase Agreement dated as of August 19, 2022 between Ermont, Inc., and Parent.
“ERISA” means the United States Employee Retirement Income Security Act of 1974 as amended and the rules and regulations promulgated thereunder.
“Escrowed Deed of Trust” shall mean that certain First Mortgage encumbering the Hagerstown Property and executed as of the Closing Date by Mari MD, as Trustor, to NETCO, as trustee, for the benefit of Administrative Agent as beneficiary, which First Mortgage secures the payment to Administrative Agent of an additional Eight Million Seven Hundred and Fifty Thousand and No/100 Dollars ($8,750,000.00), being a portion of the sums at any time owing under the  Loan and, which First Mortgage has been delivered to Administrative Agent on the Closing Date for recording upon the occurrence of an Event of Default.  The Escrowed Deed of Trust shall be subject only to the senior security interests of the Hagerstown Deed of Trust.
“Event of Default” means any event or condition described in Section 8.1.
“Excluded Accounts” means any deposit accounts held by any Obligor that are not subject to a Controlled Account Agreement, and are at all times subject to Section 6.9(c).
“Excluded Repayment” means a Delayed Draw Term Loan advanced on or before February 27, 2023 that is repaid in full prior to expiration of the Delayed Draw Prepayment Period.
“Extraordinary Receipts” means any cash received by any Borrower including (a) pension plan reversions, (b) proceeds of insurance other than proceeds subject to the reinvestment rights set forth in Section 2.4(b)(i) hereof (“Insurance Proceeds”) (c) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, other than related to claims currently pending in the GenCanna bankruptcy proceedings and related to the prospective Nevada license acquisition, (d) condemnation awards (and payments in lieu thereof), and (e) indemnity payments.
“Federal Funds Rate” means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) for each day during such period equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by Administrative Agent.
“Financial Officer” means any of the chief financial officer, vice president of finance, principal accounting officer, treasurer, controller or other senior financial officer of the applicable Borrower.
“First Mortgage” means a first security lien mortgage on certain real property solely to the extent permitted under clause (l) of the definition of “Permitted Indebtedness”.

“Fiscal Year” means the fiscal year of Borrowers, which period shall be the 12-month period ending on December 31 of each year.
“Fixed Charge Coverage Ratio” means, as of the date of determination (a) EBITDA for the Applicable Fiscal Period, less the sum of (i) all unfinanced Capital Expenditures made by Borrowers in the Applicable Fiscal Period plus (ii) all cash Taxes paid by, or due from, Borrowers in the Applicable Fiscal Period (without benefit of any refund), divided by (b) the sum of (i) all cash Distributions paid or to be paid, and other Distributions made or to be made, by Borrowers during the Applicable Fiscal Period, plus (ii) the aggregate principal amount of the Indebtedness of Borrowers paid or scheduled to be paid during the Applicable Fiscal Period, plus (iii) the aggregate of amount of the interest expense of Borrowers paid or to be paid during the Applicable Fiscal Period, all determined in accordance with GAAP, as applicable plus (iv) all obligations under leases which are or should be under GAAP recorded as capital leases during the Applicable Fiscal Period to the extent not already included in EBITDA to the extent not already deducted from the numerator.
“GAAP” means generally accepted accounting principles in the United States in effect from time to time.
“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Greenhouse APA” means that certain Asset Purchase Agreement dated as of November 17, 2021 by and among Parent, ARL Healthcare, Inc., and Greenhouse Naturals, LLC.
“Guarantor” means each Borrower in its capacity as Borrower and Guarantor under this Agreement and any other Person, excluding Individual Limited Guarantor, who may guarantee, pursuant to a written agreement, payment or collection of any of the Obligations.
“Guaranty” means each guaranty now or hereafter executed by a Guarantor or Individual Limited Guarantor with respect to any of the Obligations, including the guaranty set forth in Section 9.
“Hagerstown Deed of Trust” shall mean a First Mortgage encumbering the Hagerstown Property and executed as of the Closing Date by Mari MD, as Trustor, to NETCO, as trustee, for the benefit of Administrative Agent as beneficiary, which First Mortgage secures the payment to Administrative Agent of Eleven Million Two Hundred and Fifty Thousand and No/100 Dollars ($11,250,000.00), being a portion of the sums at any time owing under the  Loan and, which First Mortgage has been delivered to Administrative Agent on the Closing Date for recording on or about the Closing Date.
“Hagerstown Property” shall mean the property located at 504 E 1st Street, Hagerstown, Maryland.
“Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents or any other similar substances, materials or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).
“Inactive Holdco Subsidiaries” means Mari Holdings NV LLC and MariMed Holdings NJ LLC.
“Incremental Facility” shall have the meaning set forth in Section 2.1(c).
“Indebtedness” means (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (excluding current accounts payable incurred in the Ordinary Course of Business solely to the extent such accounts payable are not more than 120 days overdue) and all obligations under leases which are or should be under GAAP recorded as capital leases, in respect of which a Person is directly or contingently liable as borrower, guarantor, endorser or otherwise or in respect of which a Person otherwise assures a creditor against loss, (b) all obligations for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any Lien upon property owned by a Person, whether or not such Person has assumed or become liable for the payment thereof, (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments, (d) obligations and liabilities directly or indirectly guaranteed by such Person, (e) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used or acquired by such Person, (f) all obligations of such Person in respect of letters of credit or bankers’ acceptances and (g) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit.
“Indemnified Claims” means all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, reasonable expenses or disbursements of any kind or nature whatsoever (including attorneys’, accountants’, auctioneers’, consultants’ or paralegals’ fees and expenses), which may at any time be imposed on, incurred by or asserted against any Indemnitee in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement, including any of the foregoing in any way relating to or arising out of (a) the administration, performance or enforcement by Administrative Agent or any Lender of any of the Loan Documents or consummation of any of the transactions described therein, (b) the existence of, perfection of, a Lien upon or the sale or collection of or other realization upon any Collateral, (c) the breach of any representation or warranty under this Agreement or any other Loan Document or (d) the failure of any Obligor or Individual Limited Guarantor to observe, perform or discharge any of such Obligor’s or Individual Limited Guarantor’s covenants or duties under any of the Loan Documents, in each case including any cost or expense incurred by any Indemnitee in connection with any investigation, litigation, arbitration or other judicial or non-judicial proceeding, whether or not such Indemnitee is a party thereto. Notwithstanding the foregoing, an Indemnified Claim shall not include any claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, reasonable expenses or disbursements of any kind or nature whatsoever (including attorneys’, accountants’, auctioneers’, consultants’ or paralegals’ fees and expenses), incurred by any Indemnitee as a result of its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.
“Indemnitees” means Administrative Agent, each Lender and each of their respective officers, directors, members, managers, partners, agents, advisors, attorneys and Affiliates.
“Individual Limited Guarantor” means Jon R. Levine, an individual.
“Individual Limited Guaranty” means that certain Limited Validity Guaranty dated as of the Closing Date by Individual Limited Guarantor in favor of Administrative Agent.
“Information Certificate” means that certain Information Certificate dated the Closing Date and executed by each Obligor in favor of Administrative Agent and Lenders, as may be amended or supplemented as required pursuant to the terms hereof.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under any Debtor Relief Law.
“Insurance Proceeds” shall have the meaning set forth in the definition of “Extraordinary Receipts”.
“Intercompany Subordinated Note” means an intercompany subordination note, dated as of even date with the Agreement, executed and delivered by Borrowers and their respective Subsidiaries, , the form and substance of which is satisfactory to Administrative Agent.
“Interest Rate” means the Cash Interest Rate plus the PIK Interest Rate.
“Kind Promissory Notes” means those certain Promissory Notes issued by Parent to Jennifer DiPietro, Sophia Leonard-Burns, and Susan Zimmerman, M.D.

“Lender” and “Lenders” shall have the meanings set forth in the Preamble.
“Lender Expenses” means all of the following: (a) Taxes and insurance premiums required to be paid by an Obligor under the Loan Documents that are paid or advanced by Administrative Agent or any Lender; (b) Taxes, assessments, general or special, and other charges levied on, or assessed, placed or made against any of the Collateral, any Notes or the Obligations; (c) filing, recording, publication and search fees paid or incurred by Administrative Agent or any Lender, including all recording fees and Taxes, and all Post Closing Real Estate Deliverables Expenses; (d) the reasonable costs, reasonable fees (including attorneys’, paralegals’, auctioneers’, appraisers’ or consultants’ fees) and expenses incurred by Administrative Agent or any Lender (i) to inspect, copy, audit or examine the Books of any Obligor or inspect, count or appraise any Collateral or obtain any quality of earnings report, (ii) monitor compliance with this Agreement and the other Loan Documents, (iii) to correct any Default or Event of Default or enforce any provision of any of the Loan Documents, whether or not litigation is commenced, (iv) in connection with any restructuring, repayment, refinancing or “workout” of the transactions contemplated by this Agreement or any other Loan Document, and of obtaining performance under this Agreement or any other Loan Document, (v) in gaining possession of, maintaining, handling, protecting, preserving, insuring, storing, shipping, preparing for sale, advertising for sale, selling or foreclosing a Lien upon any of the Collateral, whether or not a sale is consummated, (vi) in collecting any Accounts or recovering any of the Obligations, (vii) in structuring, drafting, reviewing, enforcing, investigating, negotiating, syndicating or preparing any of the Loan Documents or any amendment, modification or waiver of any of the Loan Documents or (viii) in defending the validity, priority or enforceability of Liens; and (e) reasonable travel and other out-of-pocket expenses (including all travel, meal and lodging expenses) in connection with inspections by the representatives of Administrative Agent or any Lender pursuant to Section 6.3.
“Licensing Division” means each political subdivision authorized under any US State Cannabis Laws to regulate the growth, processing, manufacturing, testing, transportation, distribution, dispensation, and sale of cannabis.
“Lien” means any lien (statutory or other) mortgage, pledge, hypothecation, assignment, security interest, encumbrance, charge, claim, restriction on transfer or similar restriction or other security arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.
“Lien Waiver” means the waiver or subordination of Liens satisfactory to Administrative Agent from a lessor, mortgagee, warehouse operator, bailee, processor or other third party that may have a Lien upon any Collateral that is in such third party’s possession or is located or leased by such party to an Obligor, by which such Person shall waive or subordinate its Liens and claims with respect to any Collateral in favor of Administrative Agent and shall assure Administrative Agent’s access to any Collateral for the purpose of allowing Administrative Agent to enforce its rights and Liens with respect thereto.
“Loan Account” shall have the meaning set forth in Section 2.8(c).
“Loan Commitment” means, as to any Lender, the loan commitment amount set forth next to its name on Schedule 2.1 attached to this Agreement, as such amount may be adjusted from time to time pursuant to Section 2.1 and with the consent of each applicable Lender, or by assignment by any Lender pursuant to Section 11.7.
“Loan Commitment Ratio” means, with respect to any Lender, the ratio, expressed as a percentage, of (a) the Loan Commitment of such Lender, divided by (b) the Loan Commitments of all of Lenders; provided, however, that, notwithstanding anything to the contrary in this Agreement, Lenders are permitted to fund the Loans in the amounts agreed to by such Lenders.
“Loan Documents” means, collectively, this Agreement each Note, the Amended and Restated Fee Letter, the Individual Limited Guaranty, the Collateral Access Agreements, the Omnibus Collateral Assignment, the Intercompany Subordinated Note, each other Guaranty, the Information Certificate, the Disbursement Letter, the Pledge Agreement, each Controlled Account Agreement, each Mortgage, each Lien Waiver, each subordination or intercreditor agreement and all other documents, instruments, certificates and agreements executed or delivered in connection with or contemplated by this Agreement or any of the Obligations; provided, however, that no Warrant Agreement shall be a Loan Document.

“Loan” and “Loans” shall mean any loan advanced pursuant to Section 2.1 hereof.
“Loss Event” shall have the meaning set forth in Section 2.4(b)(i).
“Make-Whole Amount” means, with respect to any prepayment (other than (i) an Excluded Repayment, (ii) as a result of a required payment of Extraordinary Receipts, or (iii) as required in connection with a Change in Law) of the Loans or repayment in connection with an acceleration of the Loans prior to the Maturity Date, an amount equal to the greater of (i) the result of (A) the sum of all payments of interest and fees on the Loans that would be due through the twenty (20) month anniversary of the Closing Date, if no repayment of such Loans was made prior to such date minus (B) the aggregate amount of interest paid at the Cash Interest Rate on such amount through the date of the prepayment, and (ii) 3.00% of the aggregate amount of the Loans being prepaid or repaid.
“Management Services Agreement” shall have the meaning set forth in Section 6.17.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.
“Mari MD” shall mean Mari Holdings MD LLC, a Massachusetts limited liability company.
“Material Adverse Effect” means the effect of any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (a) has, or with the passage of time is reasonably likely to have, a material adverse effect upon the business, operations, properties, prospects or condition (financial or otherwise) of the Obligors, taken as a whole, (b) has or could be reasonably expected to have any material adverse effect upon the validity or enforceability of this Agreement, any of the other Loan Documents or any Warrant Agreement, (c) has any material adverse effect upon any Borrower’s title to or value of any material part of the Collateral, the Liens of Administrative Agent with respect to the Collateral or the priority of any such Liens, (d) materially impairs the ability of any Obligor or Individual Limited Guarantor to perform its obligations under any of the Loan Documents or any Warrant Agreement, including repayment of any of the Obligations when due, or (e)  impairs or delays the ability of Administrative Agent or any Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents or applicable law in any material respect.
“Material Event of Default” shall mean any Event of Default arising under Section 8.1(a), 8.1(b) (solely with respect to a default related to Sections 6.5, 6.7 and 6.16), 8.1(e), 8.1(g), 8.1(n) and 8.1(t).
“Maturity Date” means January 24, 2026, provided that if the Parent completes the Series B Preferred Extension/Conversion on or before June 30, 2023, the Maturity Date shall be January 24, 2028.
“MMMC” shall have the meaning set forth in Section 6.17.
“MMCC Approval” shall mean the certain approval under the requirements of Maryland law, regulations, policy and guidance from the MMCC, or its successor, the Maryland Alcohol and Tobacco Commission, which shall be obtained prior to the effectiveness of the Management Services Agreement or any transfer or change of ownership and/or control of a Cannabis License or ownership, control, or management of any Borrower owning a Cannabis License. For the avoidance of doubt, the Lender acknowledges that: (a) Administrative Agent, or such other party, shall be required to comply with all suitability or qualification requirements mandated by the MMCC and US State Cannabis Laws, including by promptly submitting all applicable documents and materials as required or requested by the MMCC, and (b) any proposed transfer or change of ownership or control of any Cannabis License, or the ownership or control or management of any Borrower owning a Cannabis License, shall not have any force and effect unless and until approved by the MMCC.
“Moratorium Period” shall have the meaning set forth in Section 6.17.
“Mortgage” means each mortgage, deed of trust, or deed to secure debt, trust deed, assignment of leases and rents or other security document granted by any applicable Obligor to Administrative Agent, for the benefit of Secured Creditors, in respect of any Real Property owned or leased by such Obligor, in form and substance acceptable to Administrative Agent.
“Mortgaged Properties” shall have the meaning set forth in Section 6.16(iv).
“Negotiable Collateral” shall have the meaning set forth in Section 3.1(g).

“Net Cash Proceeds” means, with respect to any Asset Disposition, Casualty Event or other loss of assets by any Obligor or any issuance by any Obligor of any Equity Interests or the incurrence by any Obligor of any Indebtedness (other than the Obligations), the aggregate amount of cash received for such assets or Equity Interests, or as a result of such Indebtedness, net of reasonable and customary transaction costs properly attributable to such transaction and payable by any Obligor to a non-Affiliate in connection with such Asset Disposition subject to the rights of the holder of a First Mortgage, if any, casualty loss or other loss of assets or the issuance of any Equity Interests or the incurrence of any Indebtedness, including sales commissions and underwriting discounts.
     “NETCO” shall mean NETCO, Inc.
“Non-Defaulting Lender” means, at any time, any Lender holding a Loan Commitment which is not a Defaulting Lender.
“Note” means a promissory note (or amended and restated promissory note) substantially in the form of Exhibit C.
“Obligations” means (a) all indebtedness, liabilities, obligations, covenants and duties now or at any time or times hereafter owing by any Obligor (or Individual Limited Guarantor solely as set forth in the Individual Limited Guaranty) to any Secured Creditor, of any kind and description, incurred pursuant to or evidenced by any of the Loan Documents or any Warrant Agreement and whether direct or indirect, absolute or contingent, due or to become due or joint or several, including the principal of and interest on the Loans, all other fees, all obligations of any Obligor (or Individual Limited Guarantor solely as set forth in the Individual Limited Guaranty) in connection with any indemnification of any Secured Creditor, all obligations of any Obligor (or Individual Limited Guarantor solely as set forth in the Individual Limited Guaranty) to reimburse any Secured Creditor in connection with any letters of credit or bankers acceptances and all Lender Expenses, and (b) all other fees, obligations and duties now or at any time or times hereafter owing by any Obligor (or Individual Limited Guarantor solely as set forth in the Individual Limited Guaranty) to Administrative Agent.
“Obligor” means each Borrower in its capacity as Guarantor for each other Borrower hereunder, and each other Person (other than Individual Limited Guarantor) that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Administrative Agent a Lien upon any of such Person’s assets to secure payment of any of the Obligations.
“Obligor Collateral” shall have the meaning set forth in Section 3.1.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Omnibus Collateral Assignment” means collateral assignments in favor of Administrative Agent of each Obligor’s rights under (a) all lease agreements and material equipment lease agreements; (b) any service agreement, any management Agreement, or any intercompany agreement; (c) any promissory notes payable to any Obligor; (d) any material purchase option of Borrowers and (e) any material contract or other material agreement as may be designated by Administrative Agent; each in form and substance satisfactory to the Administrative Agent, in each case, to the extent permitted by applicable law.

    “Option Agreement” shall have the meaning set forth in Section 6.17.
“Ordinary Course of Business” means, with respect to any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.
“Organic Documents” means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, certificate or articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, investor rights agreement, right of first refusal agreement, co-sale agreement, voting trust or similar agreement or instrument governing the formation or operation of such Person.
“Parent” shall have the meaning set forth in the Preamble.

“Participant” means a Person to which any Lender sells a participation in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Loan Commitments and the Loans owing to it).
“Passive Holdco Subsidiaries” means MediTaurus LLC and iRollie LLC.
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Date” means the last Business Day of each calendar month.
“Permits” means, with respect to any Person, any authorizations, consents, permits, approvals, authorizations, licenses, registrations, certificates, concessions, grants, variances, permissions and exemptions from, and all filings, contractual obligations and registrations with, and all reports to, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, which are required for (a) the execution, delivery and performance of the Loan Documents, (b) the transactions contemplated by the Loan Documents, (c) the conduct of the business of any Obligor and (d) the ownership (or lease) of the properties of any Obligor.
“Permitted Asset Disposition” means (a) the sale or lease of Inventory of any Obligor in the Ordinary Course of Business at the fair market value thereof and for cash, (b) dispositions of worn-out obsolete, damaged or surplus equipment or Inventory, all in the Ordinary Course of Business, (c) the use or consumption of physical assets in the Ordinary Course of Business, (d) the sale of Inventory of any Obligor to employees of such Obligor at a discount consistent with past practice in the Ordinary Course of Business, (e) the Permitted Equity Dispositions and (f) the Specified Dispositions.
“Permitted Acquisition” means an acquisition of Equity Interests or assets by any Borrower in a transaction or series of transactions that satisfies each of the following requirements:
(a)    the business or Person acquired in connection with such acquisition is engaged in the same business as Borrowers;
(b)    such acquisition is not a hostile or contested acquisition;
(c)    if a new Subsidiary is formed or acquired as a result of or in connection with such acquisition, such newly formed Subsidiary shall become a Borrower pursuant to Section 6.13 and, if applicable, shall comply with Section 6.14 in connection therewith;
(d)    no Default or Event of Default shall exist at the time of such acquisition or result therefrom, and Borrowers shall be in compliance with the financial covenants set forth in Section 6.7 on a pro forma basis after giving effect to the consummation of such Permitted Acquisition;
(e)    such acquisition would not reasonably be expected to cause a Material Adverse Effect;
(f)    all transactions related to such acquisition shall be consummated in accordance with applicable law;
(g)    Borrowers shall have delivered any additional information or other materials relating to such acquisition as reasonably requested by Administrative Agent;
(h)    for any acquisition involving consideration less than $4,000,000, Administrative Agent shall have received final copies of the purchase agreement and related documentation evidencing such acquisition within 5 days of the consummation of such acquisition; and
(i)     for any acquisition involving consideration equal to or in excess of $4,000,000, (i) Administrative Agent shall have received, at least 5 days prior to the consummation of such acquisition, copies of the purchase agreement and related documentation evidencing such acquisition in substantially final form and (ii) Borrowers shall deliver, upon Administrative Agent’s request, a legal opinion in form and substance reasonably satisfactory to Administrative Agent covering substantially the same opinions provided on the Closing Date.
“Permitted Equity Dispositions” means the dispositions of the Equity Interests held for investment set forth on Schedule P-2.

“Permitted Indebtedness” means (a) the Obligations, (b) Indebtedness disclosed on the Information Certificate, as such Indebtedness is repaid pursuant to the terms of the documents evidencing such Indebtedness as in place on the Closing Date, (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business, (d) Indebtedness in respect of netting services, overdraft protection and otherwise in connection with deposit accounts or similar accounts incurred in the Ordinary Course of Business, (e) Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to any Borrower incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations of such Person, (f) Indebtedness in respect of surety bonds, performance bonds and similar instruments issued and incurred in the Ordinary Course of Business, (g) customer deposits and advance payments received in the Ordinary Course of Business from customers for goods and services purchased in the Ordinary Course of Business, (h) Permitted Mortgage Refinancing, provided that the aggregate principal amount of the mortgage refinanced shall not exceed the greater of the Permitted Loan to Value Ratio or the then current balance on the mortgage being refinanced, (i) [reserved], (j) Permitted Purchase Money Indebtedness, (k) deferred compensation in the Ordinary Course of Business, (l) Indebtedness in connection with the purchase of any future acquired Real Property, provided that Administrative Agent has received evidence in form and substance satisfactory to Administrative Agent that such proposed First Mortgage is in conformity with the Permitted Loan to Value Ratio, (m) [reserved], (n) so long as no Event of Default has occurred and is continuing, (1) payments in respect of the “Closing Date Payment” (as defined in the Robust MIPA) in an amount not to exceed $350,000 and (2) payments in respect of the “Monthly Payments” (as defined in the Greenhouse APA) in an amount not to exceed $5,000,000 in the aggregate, (o) so long as no Event of Default has occurred and is continuing, payments not to exceed a principal amount of $7,000,000 in respect of the “Purchaser Note” substantially in the form of Exhibit A to the Ermont APA, (p) Indebtedness incurred in connection with a Permitted Acquisition, provided that such Indebtedness shall (i) be unsecured and (ii) have a maturity date no earlier than March 15, 2026, provided that if such Indebtedness is incurred after June 30, 2023 and the Series B Extension/Conversion has not occurred, then such Indebtedness may have a maturity date no earlier than March 15, 2028 and (q) the Permitted Margin Loan.
“Permitted Lien” means, to the extent not prohibited under US State Cannabis Laws, any of the following: (a) Liens granted in favor of Administrative Agent; (b) Liens for Taxes (excluding any Lien imposed pursuant to the provisions of ERISA) not yet due or being Properly Contested; (c) statutory Liens (including liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens (other than Liens for Taxes) arising in the Ordinary Course of Business of any Obligor or any Subsidiary thereof, but only if and for so long as payment in respect of such Liens is not at the time required or the Indebtedness secured by any such Liens is being Properly Contested and such Liens do not materially detract from the value of the property of such Obligor or such Subsidiary and do not materially impair the use thereof in the operation of the business of such Obligor or any Subsidiary thereof; (d) normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC, on payment items in the course of collections, (e) liens securing Permitted Purchase Money Indebtedness as long as such lien secures only those assets acquired pursuant to such Permitted Purchase Money Indebtedness, (f) liens set forth on Schedule P-1 securing Permitted Indebtedness as of the Closing Date, (g) Liens securing After Acquired Third-Party Mortgages, (h) Liens securing Permitted Mortgage Refinancing, (i) [reserved], (j) liens securing Indebtedness pursuant to clause (o) of “Permitted Indebtedness” pursuant to a security agreement substantially in the form of Exhibit B to the Ermont APA and (k) liens securing the Permitted Margin Loan.
“Permitted Loan to Value Ratio” means, with respect to any First Mortgage granted by a Borrower subsequent to the date of this Agreement, for which evidence has been provided to Administrative Agent in form and substance reasonably satisfactory to Administrative Agent establishing a percentage less than or equal to seventy (70%) percent.
“Permitted Margin Loan” means Indebtedness secured by money market account holdings on terms and conditions reasonably satisfactory to Administrative Agent.
“Permitted Mortgage Refinancing” means Indebtedness constituting a refinancing or extension of mortgages securing Real Property owned by any Borrower that:

(a)    has an aggregate outstanding principal amount not greater than the greater of (i) the original principal amount of the Indebtedness being refinanced or extended or (ii) the Permitted Loan to Value Ratio, except by an amount equal to the unpaid accrued interest and premium thereon, defeasance costs and other reasonable amounts paid and fees and expenses incurred in connection therewith;
(b)    has a maturity no earlier than that of the Indebtedness being refinanced or extended;
(c)    is not entered into as part of a sale leaseback transaction;
(d)    is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended;
(e)    the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended; and
(f)    is otherwise on terms no less favorable to the Borrowers, than those of the Indebtedness being refinanced or extended, or then prevailing market rates for similar mortgage loans.
“Permitted Purchase Money Indebtedness” shall mean, for any Borrower, the obligations of such Borrower in respect of Indebtedness (including all obligations under leases which are or should be under GAAP recorded as capital leases) incurred for the purpose of financing all or any part of the lease price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (i) such Indebtedness is incurred within thirty (30) days after such lease, installation, construction or improvement of such fixed or capital assets by such Person and (ii) the amount of such Indebtedness does not exceed the lesser of (x) 100% of the fair market value of such fixed or capital asset and (y)the cost of the acquisition, installation, construction or improvement thereof, as the case may be.
“Person” means an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government or agency, department or other subdivision thereof.
“PIK Interest Rate” means the rate of 1.4% per annum, or if the Maturity Date of the Loan is extended to January 24, 2028, 1.75% per annum from and after the date that the Maturity Date is extended.
“Plan” means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and any employee benefit plan within the meaning of Section 3(3) of ERISA that is either (a) maintained by any Obligor for employees or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any Obligor is then making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions.
“Pledge Agreement” means that certain Pledge Agreement dated as of the Closing Date, among Administrative Agent, Borrowers and each Obligor.
“Post-Closing Real Estate Deliverables” shall have the meaning set forth in Section 6.16(v).
“Post-Closing Real Estate Deliverables Expenses” shall have the meaning set forth in Section 6.16(vi).
“Post-Closing Real Estate Deliverables Expenses Deposit” shall have the meaning set forth in Section 6.16(vi).
“Prime Rate” means, for any day, a floating rate equal to the rate publicly quoted in The Wall Street Journal’s “Bonds, Rates & Yields” table as the “prime rate” on such day; provided, however, that in no event shall the Prime Rate be less than 6.25% per annum.

“Properly Contested” means, in the case of any Indebtedness or Taxes of an Obligor or any Subsidiary thereof that are not paid as and when due or payable by reason of such Obligor’s or such Subsidiary’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (a) such Indebtedness or Taxes are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (b) Borrowers have provided Administrative Agent written notice of such dispute within five (5) Business Days, (c) such Obligor or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP, and (d) the Administrative Agent is satisfied that, while any such dispute is pending, there will be no material impairment of the enforceability, validity or priority of any of Administrative Agent’s Liens or result in a Material Adverse Effect.
“Real Estate Taxes” shall have the meaning set forth in Section 6.16(ii).
“Real Property” means, with respect to any Person, all right, title and interest of such Person (including any leasehold estate) in and to a parcel of real property owned, leased or operated by such Person together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.
“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
“Replacement Lender” means a substitute Lender acceptable to Administrative Agent.
“Required Lenders” means at any time when there is more than one Lender who is not a Defaulting Lender, at least two Lenders that are not Defaulting Lenders having Total Credit Exposures representing greater than 50.00 % of the sum of the Total Credit Exposures of all Lenders.
“Rescindable Amount” shall have the meaning set forth in Section 2.3(g).
“Restricted Cannabis Activities” means, in connection with the cultivation, distribution, sale and possession of cannabis and related products: (a) any activity that is not permitted under applicable US State Cannabis Laws; (b) any activity that is not permitted under applicable US Federal Cannabis Laws and for which an Obligor is convicted or otherwise found liable, notwithstanding its compliance with applicable US State Cannabis Laws; (c) distribution and sale of cannabis and related products to minors; (d) payments to criminal enterprises, gangs, cartels and Persons subject to Sanctions; (e) non-compliance with anti-terrorism laws and other applicable law relating to money-laundering; (f) diversion of cannabis and related products from states where it is legal under US State Cannabis Law to other states; (g) use of activities permitted under US State Cannabis Law as a cover or pretext for the trafficking of other controlled substances or illegal drugs or other illegal activity; (h) the commission, or making threats, of violence and the use of firearms; (i) growing cannabis and related products on public lands; and (j) directly or indirectly, aiding, abetting or otherwise participating in a common enterprise with any Person or Persons in such activities.
“Restricted Information” shall have the meaning set forth in the definition of “Change in Law”.
“Restricted Payment” means with respect to any Borrower, (a) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption (including, for the avoidance of doubt any cash payments pursuant to the Series B Certificate of Designation), defeasance, retirement or other acquisition of, any class of Equity Interests of such person or any warrants or options to purchase any such Equity Interests, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, (b) any payment of a management fee (or other fee or a similar nature) or any reimbursable costs and expenses related thereto by any such Borrower to any holder of its Capital Stock or any Affiliate thereof except as provided for in Section 7.6 or (c) the payment or prepayment of principal of, or premium or interest on, any Indebtedness subordinate to the Obligations.
“Robust MIPA” means that certain Membership Interest Purchase Agreement dated as of August 19, 2022 among MMMO, LLC, BRMO Holdings, LLC, TH Blossom Holdings, LLC and Robust Missouri Process and Manufacturing 1, LLC.
“Sales Tracking Software” means any “seed-to-sale” tracking, point-of-sale, or other inventory or sales reporting software used by Borrowers.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Second Mortgage” means a security lien mortgage on the subject real property which is subordinate only to the First Mortgage on the subject property.
“Secured Creditors” means, collectively, (a) each Lender, (b) Administrative Agent, (c) each beneficiaries of each indemnification obligation undertaken by any Obligor or Individual Limited Guarantor under the Loan Documents, (d) any successors, endorsees, transferees and assigns of each of the foregoing to the extent any such transfer or assign is permitted by the terms of this Agreement and (e) any other holder of any Obligation.
“ Series B Certificate of Designation” means the Series B Certificate of Designation relating to the Series B Convertible Preferred Stock of MariMed Inc as filed with the Delaware Secretary of State on February 27 ,2020.
“Series B Preferred Extension/Conversion” means either (a) an amendment to the Series B Certificate of Designation, providing for the extension of the “Conversion/Redemption Time” as defined therein to a date no earlier than January 15, 2029, in form and substance satisfactory to Administrative Agent, or (b) the conversion in full of all outstanding shares of Series B Convertible Preferred Stock of MariMed Inc.
“Solvent” means, as to any Person, such Person (a) is able to pay all of its debts as such debts mature, (b) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (c) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code and (d) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any of the Loan Documents, or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person.
“Specified Dispositions” means the disposition for fair market value of (i) the Cannabis License held by Marimed OH, LLC, (ii) the Cannabis License held by KPG Anna LLC, and (iii) the real property located at 87 Richview Drive, Anna, Illinois.
“Subsequent Funding Date” means the date of funding of each Loan, if any, that occurs after the Closing Date, subject to Borrowers satisfying the conditions set forth in Sections 2.1(b), 4.2 and 4.3, as applicable.
“Subsidiary” means, of any Person, a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.
“Target Dispensaries” means the dispensaries located at (i) 912 North State Highway 49, Casey, Illinois 62420, (ii) 13 Enon St., Beverly, Massachusetts 01915, (iii) 216 Ricciuti Dr., Quincy, Massachusetts 02169 and (iv) 318 W Market St., Tiffin, Ohio 44883.
“Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of Administrative Agent or any Lender, taxes imposed on or measured by the net income or overall gross receipts of Administrative Agent or such Lender.
“Total Credit Exposure” means, as to any Lender at any time, the unused Loan Commitment of such Lender at such time and the outstanding Loans of such Lender at such time.
“Transactions” means (a) the execution, delivery and performance by each Obligor and Individual Limited Guarantor of each Loan Document to which it is a party, (b) the making of the Loans and (c) the use of the proceeds of the Loans.
“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Illinois; provided that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Illinois, the term “UCC” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“UFCA” shall have the meaning set forth in Section 2.11(c).
“UFTA” shall have the meaning set forth in Section 2.11(c).
“United States” and “U.S.” mean the United States of America.
“Unrestricted Cash” means the result of (a) unrestricted cash and cash equivalents of Borrowers on deposit in a Controlled Account, minus (b) the sum of (x) all un-processed outstanding checks written by Borrowers plus (y) the outstanding balance of the Permitted Margin Loan.
“US Federal Cannabis Law” means any federal laws of the United States treating cannabis and related products as illegal or as controlled substances.
“US State Cannabis Law” means all of the laws, rules, regulations and guidance issued by the Licensing Division and any other law enacted by any state of the United States which implements regulatory or enforcement systems to control the cultivation, distribution, sale or possession of cannabis and related products.
“Warrant Agreements” shall mean, collectively, those Common Stock Purchase Warrants executed by Parent for the issuance of Warrant Shares to, or as directed by, Administrative Agent, each Lender, each Participant and any designee of any of the foregoing, in substantially the form of Exhibit D.
“Warrant Shares” shall have the meaning set forth in the Warrant Agreements.
All other capitalized terms contained in this Agreement and not otherwise defined shall have, when the context so indicates, the meanings provided for by the UCC. Without limiting the generality of the foregoing, the following terms shall have the meaning ascribed to them in the UCC: Account Debtor; Chattel Paper; Commercial Tort Claim; Commodity Account; Deposit Account; Document; Electronic Chattel Paper; Equipment; Fixtures; Goods; Instrument; Inventory; Investment Property; Letter-of-Credit Right; Payment Intangible; Security; Securities Account; Software; and Supporting Obligations.
SECTION 2.LOANS AND TERMS OF REPAYMENT
1.1The Loans. Subject to and upon the terms and conditions set forth herein, each Lender shall, severally in accordance with its Loan Commitment Ratio and not jointly with any other Lender, make one or more Loans to Borrowers, which Loans (x) when aggregated with each other Loan made hereunder (but excluding, for the avoidance of doubt, all PIK Interest that is paid in kind and deemed to be a part of the principal amount of the Loans), shall be in an amount not to exceed the Aggregate Commitment and (y) for each Lender, when aggregated with each other Loan made by such Lender hereunder (but excluding, for the avoidance of doubt, all PIK Interest that is paid in kind to such Lender and deemed to be a part of the principal amount of the Loans pursuant to Section 2.5(b)), shall be in an amount not to exceed, for each Lender, such Lender’s Loan Commitment, as follows:
(a)on the Closing Date, Loans in the aggregate amount of $30,000,000;
(b)at the sole discretion of Administrative Agent on one or more Subsequent Funding Dates, Loans in the aggregate amount up to $30,000,000 so long as the use of proceeds of such Loans are approved in writing by Administrative Agent (the “Incremental Facility”); and
(c)during the Delayed Draw Period subject to satisfactions of the conditions set forth in Section 4.3 hereof, a Loan in an aggregate amount up to $5,000,000 (the “Delayed Draw Term Loan”).
Each Loan may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed. The Loan Commitments shall be permanently reduced by the amount of each Loan made on the Closing Date and on each Subsequent Funding Date and shall terminate concurrently with the advance of the Loans on the last Subsequent Funding Date (as applicable). Prior to any Subsequent Funding Date, Schedule 2.1 shall be updated to reflect new Loan Commitments equal to the Aggregate Commitment at such time.
1.2Disbursement of Loans.
(a)If all of the conditions set forth in Section 4.1 to the effectiveness of this Agreement are met prior to 10:00 a.m. Central Time on the Business Day immediately prior to the Closing Date, then, each Lender will make available its pro rata portion of the Loans to be made on the Closing Date in the manner provided below no later than 3:00 p.m. Central Time on the Closing Date. If all of the conditions required in connection with Loans elected to be made by one or more Lenders pursuant to Section 2.1(b) are met prior to 10:00 a.m. Central Time on the Business Day immediately prior to applicable Subsequent Funding Date, then each Lender will make available its pro rata portion of the Loans to be made on such date in the manner provided below no later than 3:00 p.m. Central Time on such date.
(b)Each Lender shall make available all amounts it is to fund to Borrowers, including pursuant to Section 2.2(c), in immediately available funds to Administrative Agent, and, following receipt thereof in an account designated by Administrative Agent, Administrative Agent will remit such amounts, in immediately available funds and in Dollars, as set forth in the Disbursement Letter, the applicable notice of borrowing or as elected by Required Lenders pursuant to Section 2.1(b) or 2.2 (c), as the case may be. The failure of any Lender to make available the amounts it is to fund to Borrowers hereunder or to make a payment required to be made by it under any Loan Document shall not relieve any other Lender of its obligations under any Loan Document, but no Lender shall be responsible for the failure of any other Lender to make any payment required to be made by such other Lender under any Loan Document.
(c)At the election of Required Lenders and upon notice to Borrowers, any and all payments of principal, interest, fees, premiums, Lender Expenses and other sums payable under the Loan Documents shall be deemed to be a request for the advance of Loans in the applicable amount on the date determined by Required Lenders, and each such payment shall be made from the proceeds of Loans made hereunder, whether made following a request by Borrowers pursuant to Section 2.1(b) or a deemed request as provided in this Section 2.2(c). Any such request shall be irrevocable.
(d)[Reserved].
1.3Payments.
(a)Borrowers agree to pay to Administrative Agent, for the benefit of Lenders, (i) commencing on May 31, 2023 and on each Payment Date occurring thereafter, a principal repayment in an amount equal to the Amortization Amount on such Payment Date; and (ii) the remaining outstanding principal and interest due on the Loans on the earliest of (w) the Maturity Date, (x) the third Business Day following the occurrence of a Change of Control (y) six months following the occurrence of a Change in Law pursuant to clause (c) of the definition thereof and (z) the date on which the Obligations are accelerated pursuant to the terms of this Agreement.
(b)Interest on the Loans shall be due and payable as provided in Section 2.5.
(c)The Obligations requiring the payment of money, if any, shall be due and payable as and when provided in the Loan Documents, or, if the date of payment is not specified in the Loan Documents, on demand.
(d)Payments due hereunder, under any other Loan Document or otherwise payable to Administrative Agent or its Affiliates in connection with the Transactions shall be made in Dollars, in immediately available funds and without any offset, counterclaim or deduction for any and all present or future Taxes not later than 2:00 p.m. on the date when due. Whenever any payment of any Obligations shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest thereon shall continue to accrue and shall be payable for such extended period of time. If any amount applied to the Obligations is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such amount had not been made or received. The provisions hereof shall survive the Maturity Date and payment in full of the Obligations.
(e)Borrowers shall make each payment under any Loan Document by transfer to Administrative Agent’s or the applicable Lender’s account, as the case may be, pursuant to wire transfer instructions provided by Administrative Agent or such Lender, or, at the option of Administrative Agent or any Lender, in such manner and at such place in the United States as Administrative Agent or such Lender shall have designated to Borrowers in writing. Without limiting the generality of the foregoing, Borrowers agree that all such payments to Administrative Agent and each Lender may be made, at the option of Administrative Agent or any such Lender, by ACH or other electronic payment pursuant to an Authorization Agreement for Pre-Authorized Payments (Debit) in a form approved by Administrative Agent.
(f)In addition to the foregoing, Borrowers hereby irrevocably promise to pay all Obligations, including the outstanding principal amount of the Loans and interest and fees with respect to the foregoing, as the same become due and payable hereunder and, in any event, on the Maturity Date.
(g)Unless Administrative Agent shall have received written notice from Borrowers prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders, as the case may be, the amount due. With respect to any payment that Administrative Agent makes for the account of Secured Creditors hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (i) Borrowers have not in fact made such payment; (ii) Administrative Agent has made a payment in excess of the amount so paid by Borrowers (whether or not then owed); or (iii) Administrative Agent has for any reason otherwise erroneously made such payment, then each applicable Secured Creditor severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Secured Creditor, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
1.4Prepayments.
(a)Borrowers may, at their option on any Payment Date or the Business Day immediately preceding such Payment Date, prepay the outstanding principal amount of the Loans in its entirety or in minimum increments of $5,000,000 (other than the Delayed Draw Term Loan which can be repaid in any increment). Borrowers shall give Administrative Agent prior written notice of at least sixty (60) days before any such prepayment (or such shorter time as may be mutually agreed in writing), and such notice shall be irrevocable. In the event that Borrowers elect to so prepay the Loans or in the event that the Loans are accelerated upon or after the occurrence of an Event of Default, such prepayment may be made by paying the then outstanding aggregate principal amount of the Loans, together with all interest accrued at such Payment Date and the applicable Make-Whole Amount (other than the Excluded Repayment, if applicable).
(b)Borrowers shall prepay the Obligations concurrently with receipt of, and in an amount equal to 100.00% of, the (i) Net Cash Proceeds received by Borrowers in connection with (A) any disposition of Real Property subject to a First Mortgage in favor of Administrative Agent or Second Mortgage in favor of Administrative Agent and (B) other than Permitted Asset Dispositions, any Asset Disposition(s) for which the proceeds exceed $1,500,000 for such disposition, (ii) Extraordinary Receipts received by Borrowers, and (iii) if required as a result of a Change in Control or a Change in Law. Any mandatory prepayment of the Loan (other than a Delayed Draw Term Loan advanced on or before February 27, 2023) made pursuant to the foregoing clause (i) shall be accompanied by all accrued interest on the amount prepaid and such prepayment shall be subject to the Make-Whole Amount (other than for the Excluded Repayment, if applicable); provided that Administrative Agent may elect to waive its right to receive any mandatory repayment otherwise required pursuant to this Section 2.4(b).
(i)Notwithstanding the foregoing, following the receipt by any Borrower of Insurance Proceeds: (A) the Borrower may deliver a certificate to Administrative Agent in form and substance satisfactory to Administrative Agent within five (5) days after any Borrower’s receipt of such Insurance Proceeds (the “Loss Event”), stating that the related proceeds will be used to replace, repair or restore the damaged properties within a period specified in such certificate not to exceed nine (9) months after the date of receipt of such proceeds (including a proposed estimate of expenses), and (B) upon the occurrence of the earlier of (1) nine (9) months after such Loss Event or (2) the date of any Event of Default, if such Net Cash Proceeds of such Extraordinary Receipts are not theretofore so used, the Administrative Agent shall have the option to require Borrower to prepay the Loans in an amount equal to such Net Cash Proceeds of such Extraordinary Receipts which shall be prepaid pursuant to the terms of Section 2.4(b) and applied pursuant to the terms of Section 2.4(c), within five (5) Business Days of written notice of any such election delivered by Administrative Agent to Borrower, which for the avoidance of doubt shall not be subject to the Make-Whole Amount.
(c)Subject to Section 2.4(d), all amounts payable pursuant to this Section 2.4 shall be applied as follows: first, to all then unpaid fees and expenses of Administrative Agent; second, pro rata, to all then unpaid fees and expenses of Lenders; third, pro rata, to all accrued and unpaid interest on the Loans; and fourth, pro rata, to the outstanding aggregate principal balance of the Loans in the inverse order of maturity; provided, however, that the reduction of the aggregate principal balance of the Loans shall not affect the amount or timing of principal payments required under this Agreement until the balance of such payments is reduced to zero.
(d)Notwithstanding anything to the contrary in this Section 2.4, all proceeds of Collateral received by Administrative Agent or any other Person pursuant to the exercise of remedies against the Collateral, and all payments received upon and after the acceleration of the maturity of any of the Obligations following the occurrence of an Event of Default (each, an “Application Event”) shall be applied as follows (subject to adjustments pursuant to any agreements entered into among Lenders):
(i)first, to pay any costs and expenses of Administrative Agent (in its capacity as Administrative Agent) and fees then due to Administrative Agent (in its capacity as Administrative Agent) and its Affiliates under the Loan Documents or otherwise, including any indemnities then due to Administrative Agent (in its capacity as Administrative Agent) under the Loan Documents, until paid in full,
(ii)second, ratably to pay any costs, expense reimbursements, fees or premiums of Lenders and indemnities then due to any Lender under the Loan Documents until paid in full,
(iii)third, ratably to pay interest due in respect of the outstanding Loans until paid in full,

(iv)fourth, ratably to pay the outstanding principal balance of the Loans in the inverse order of maturity until the Loans are paid in full,
(v)fifth, to pay any other Obligations, and
(vi)sixth, to Borrowers or such other Person entitled thereto under applicable law.
(e)Except as otherwise required by Section 2.4(d), any mandatory prepayment pursuant to Section 2.4(b) may be declined in whole or in part by any Lender without prejudice to such Lender’s rights hereunder to accept or decline any future payments in respect of any mandatory prepayment. If a Lender chooses not to accept payment in respect of a mandatory prepayment, in whole or in part, the other Lenders that accept such mandatory prepayment shall have the option to share such proceeds on a pro rata basis (and if declined by all Lenders, such declined proceeds shall be retained by Borrowers). Each Lender shall have until two (2) Business Days immediately preceding the Business Day on which such prepayment is due in order to decline such prepayment (and any election by a Lender delivered prior to such Business Day can be rescinded by such Lender at its discretion until such Business Day).
1.5Interest.
(a)Except as otherwise provided in Section 2.5(c), and in addition to the interest as set forth in Section 2.5(b) below, the unpaid principal amount of the Loans shall bear interest from the Closing Date at the Cash Interest Rate and such interest shall be due and payable in cash monthly on each Payment Date, in arrears, with the first installment being payable on January 31, 2023.
(b)The unpaid principal amount of the Loans shall also bear interest from the Closing Date at the PIK Interest Rate and shall be due and payable in kind monthly on each Payment Date, in arrears, with the first installment being payable on January 31, 2023. On each Payment Date, such paid in kind interest that is accrued and unpaid and that has not been previously added to the principal amount of the Loans shall be added, and amounts so added shall thereafter be deemed to be a part of the principal amount of the Loans. Notwithstanding the foregoing, Borrowers may elect instead upon 10 days’ notice to Administrative Agent (or such shorter time as may be mutually agreed in writing) to pay all or any portion of the interest payable under this Section 2.5(b) at the PIK Interest Rate in cash on any Payment Date if no Default or Event of Default exists.
(c)All interest accruing while an Event of Default exists shall be paid upon demand, and all amounts chargeable to Borrowers under Section 2.6 shall bear interest at the Default Rate. Notwithstanding the foregoing, at any time that an Event of Default exists, interest shall accrue at the Default Rate.
(d)All computations of interest and fees hereunder shall be made on the basis of a year consisting of 360 days, with regard to the actual number of days (including the first day and the last day) elapsed.
1.6Fees and Reimbursement of Expenses.
(a)Borrowers shall pay to the Administrative Agent such fees as set forth in the Amended and Restated Fee Letter and as separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between Borrowers and Administrative Agent, as applicable). On the Closing Date, Borrowers shall also reimburse Administrative Agent, each Lender and their respective Affiliates for their respective Lender Expenses, including reasonable legal fees, asset appraisal fees and accounting fees, incurred in connection with the consummation of the transactions contemplated hereby.
(b)Borrowers shall reimburse Administrative Agent and each Lender for all Lender Expenses after the Closing Date on demand.
(c)All fees to be paid to Administrative Agent or any Lender under or in connection with the Transactions, including pursuant to the Amended and Restated Fee Letter: shall be fully earned by Administrative Agent and each Lender when due and payable; shall not be subject to rebate, refund or proration under any circumstances; are and shall be deemed to be for compensation for services; and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. All amounts chargeable to Borrowers under this Section 2.6 shall be Obligations secured by the Collateral and shall be payable on demand to Administrative Agent, on behalf of Administrative Agent and Lenders. Notwithstanding anything to the contrary in any of the Loan Documents, the obligations of Borrowers under this Section 2.6 shall survive the payment in full of the Obligations and termination of the Loan Documents.
(d)    Notwithstanding anything contained to the contrary in this Agreement, in no event shall any Borrower be liable to reimburse Administrative Agent or any Lender for any interest expense incurred by Administrative Agent or a Lender pursuant to Section2.3 (g)(iii) or Section 10.11(d) of this Agreement.
1.7Maximum Interest. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under applicable law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under applicable law: (a) the interest rates hereunder will be reduced to the maximum rate permitted under applicable law; (b) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (c) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.
1.8Notes; Loan Account; Account Stated.
(a)At the option of a Lender, the Loans advanced or its Loan Commitment shall be evidenced by one or more Notes. Each Note shall be issued by Borrowers to the applicable Lender and shall be duly executed and delivered by an Authorized Officer of each Borrower.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrowers to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.
(c)Administrative Agent shall maintain for its books an account (the “Loan Account”) evidencing the Obligations resulting from Loans, including the amount of principal and interest payable from time to time hereunder. Administrative Agent shall debit the Loan Account for the principal amount of the Loans, accrued interest thereon and all other amounts which shall become due from Borrowers pursuant to this Agreement or the other Loan Documents, and shall credit the Loan Account for each payment which Borrowers shall make to it, individually or on behalf of Lenders, in respect to the Obligations. Any failure of Administrative Agent to make an entry in the Loan Account, or any error in doing so, shall not limit or otherwise affect the agreement of Borrowers to repay the Obligations in accordance with the Loan Documents. The entries made in the Loan Account shall constitute conclusive evidence of the information therein, absent manifest error.
1.9Application of Payments and Collections.
(a)Each Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or hereafter received by Administrative Agent or any Lender from or on behalf of such Borrower and agrees that Administrative Agent, on behalf of Administrative Agent and Lenders, shall have the continuing right to apply and reapply any and all such payments and collections received at any time hereafter against the Obligations, in such manner as Administrative Agent may deem advisable, subject to Section 2.4(d).
(b)Any and all payments, collections and proceeds of Collateral received by Administrative Agent, for the benefit of Administrative Agent and Lenders, on account of the Obligations shall be applied by Administrative Agent such that each Lender shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding aggregate principal amount of the Loans) thereof.

(c)Any and all payments, collections and proceeds of Collateral received by any Lender directly shall be promptly delivered to Administrative Agent in the original form received to be applied as provided in Section 2.4(c) or Section 2.4(d), as applicable.
1.10Collateral. All of the Obligations, including the Loans, shall be secured by a continuing security interest and Lien upon the personal property of Obligors as provided in the Loan Documents and to the extent not prohibited under US State Cannabis Laws.
1.11Joint and Several Obligations.
(a)All Obligations shall constitute joint and several obligations of Borrowers and shall be secured by Administrative Agent’s security interest and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by each Borrower to Administrative Agent to the extent provided in the Loan Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that any financial accommodations by Administrative Agent or any Lender to any other Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any notice given by any other Borrower to Administrative Agent or any Lender shall bind all Borrowers, and that any notice given by Administrative Agent or any Lender to any Borrower shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for the Loans and all other Obligations, regardless of which Borrower actually may have received the proceeds of the Loans or other extensions of credit or the amount of the Loans or other extensions of credit received or the manner in which Administrative Agent or any Lender accounts among Borrowers for the Loans or other Obligations on its books and records, and further acknowledges and agrees that the Loans and other extensions of credit to any Borrower inure to the mutual benefit of all of Borrowers and that each of Administrative Agent and Lenders is relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations under the Loan Documents.
(b)Each Borrower shall be entitled to subrogation and contribution rights from and against the other Borrowers to the extent any Borrower is required to pay to Secured Creditors any amount in excess of the Loans directly to, or other Obligations incurred directly by, such Borrower or as otherwise available under applicable law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of Sections 2.11(c), 2.11(d), 2.11(f) and 2.11(g).
(c)Each Borrower, and by its acceptance of this Agreement, each of Administrative Agent and Lenders hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of each Borrower hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act (the “UFCA”), the Uniform Fraudulent Transfer Act (the “UFTA”) or any other federal, state or foreign (including Canada) bankruptcy, insolvency, receivership or similar law to the extent applicable to this Agreement and the Obligations of each Borrower hereunder (collectively, the “Avoidance Provisions”). To effectuate the foregoing intention, each of Administrative Agent and Lenders, by its acceptance of this Agreement, and Borrowers hereby irrevocably agree that the Obligations of each Borrower under this Agreement at any time shall be limited to the maximum amount as will result in the Obligations of such Borrower under this Agreement not constituting a fraudulent transfer or conveyance (such Borrower’s “Maximum Borrower Liability”). This Section 2.11(c) is intended solely to preserve the rights hereunder of Administrative Agent, each Lender and any other Person holding any of the Obligations to the maximum extent that would not cause the obligations of Borrowers hereunder to be subject to avoidance under any Avoidance Provisions, and none of Borrowers nor any other Person shall have any right, defense, offset, or claim under this Section 2.11(c) as against Administrative Agent, any Lender or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.
(d)To the extent that any Borrower shall, under this Agreement, make a payment (a “Borrower’s Payment”) of a portion of the Obligations, then, without limiting its rights of subrogation against any Borrower, such Borrower shall be entitled to contribution and indemnification from, and be reimbursed by, each other Borrower and the other Guarantors (collectively, the “Contributing Parties”) in an amount, for each such Contributing Party, equal to a fraction of such Borrower’s Payment, the numerator of which fraction is such Contributing Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties. As of any date of determination, the “Allocable Amount” of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Borrower’s Payment without (i) rendering such Contributing Party “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code or Section 2 of either the UFTA or the UFCA, (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA. Each Borrower’s right of contribution shall be subject to the terms and conditions of Sections 2.11(f) and 2.11(g). The provisions of this Section 2.11 shall in no respect limit the obligations and liabilities of any Borrower to any Secured Creditor, and each Borrower shall remain liable to each Secured Creditor for the full amount guaranteed by such Borrower hereunder. Notwithstanding the foregoing, no provision of this Section 2.11(d) shall limit any Borrower’s liability for any portion of the Loans advanced directly or indirectly to it under this Agreement.
(e)Each Borrower agrees that the Obligations may at any time and from time to time exceed the Maximum Borrower Liability of such Borrower and may exceed the aggregate Maximum Borrower Liability of all Borrowers hereunder, without impairing this Agreement or any provision contained herein or affecting the rights and remedies of any Secured Creditor hereunder.
(f)No Borrower will exercise any rights which it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder or under any other Loan Document, until all amounts owing to Secured Creditors on account of the Obligations are paid in full in cash. If any amounts shall be paid to any Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for Secured Creditors, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to Administrative Agent, for the benefit of Secured Creditors, in the exact form received by such Borrower (duly endorsed by such Borrower to Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.
(g)Nothing in this Section 2.11 shall affect any Borrower’s joint and several liability to Secured Creditors for the entire amount of its Obligations. Each Borrower covenants and agrees that its right to receive any contribution hereunder from a Borrower shall be subordinate and junior in right of payment to all obligations of Borrowers to Secured Creditors under the Loan Documents.
1.12Defaulting Lender.
(a)Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.12 so long as such Lender is a Defaulting Lender.
(b)Except as otherwise expressly provided for in this Section 2.12, Loans shall be made pro rata from Lenders holding Loan Commitments which are not Defaulting Lenders based on their respective Loan Commitment Ratios, and no Loan Commitment Ratio of any Lender or any pro rata share of any Loans required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Loans shall be applied to reduce such type of Loans of each Lender (other than any Defaulting Lender) holding a Loan Commitment in accordance with their Loan Commitment Ratio; provided that Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Administrative Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by Administrative Agent from such Defaulting Lender pursuant to Section 10.11(b) shall be applied at such time or times as may be determined by Administrative Agent as follows:
(i)first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder;

(ii)second, as Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent;
(iii)third, if so determined by Administrative Agent and Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement;
(iv)fourth, to the payment of any amounts owing to Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;
(v)fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrowers as a result of any judgment of a court of competent jurisdiction obtained by Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and
(vi)sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;
provided that if (x) such payment is a payment of the principal amount of any Loans or in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, then such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.12(b) shall be deemed paid by Borrowers to such Defaulting Lender for the applicable Obligations owing by Borrowers to such Defaulting Lender and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)A Defaulting Lender shall not be entitled to give instructions to Administrative Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement or the other Loan Documents, and all amendments, waivers and other modifications of this Agreement or the other Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of Required Lenders, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Loans or a Loan Commitment; provided that this Section 2.12(c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in Section 11.13(b).
(d)Other than as expressly set forth in this Section 2.12, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Administrative Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.12 shall be deemed to release any Defaulting Lender from its obligations under this Agreement or the other Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrowers, Administrative Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.
(e)In the event that Administrative Agent and Borrowers agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Administrative Agent will so notify the parties hereto.
(f)If any Lender is a Defaulting Lender, Parent may, within 30 days of receipt of notice of such Lender becoming a Defaulting Lender, by notice in writing to Administrative Agent, such Defaulting Lender and each other Lender, (i) request such Defaulting Lender to cooperate with Borrowers in obtaining a replacement Lender; (ii) request the Non-Defaulting Lenders to acquire and assume all of such Defaulting Lender’s Loans and its Loan Commitment as provided herein, but none of such Lenders shall be under any obligation to do so; and (iii) propose a Replacement Lender subject to approval by Administrative Agent, which approval shall not be unreasonably delayed, conditioned or withheld. If any satisfactory Replacement Lender shall be obtained, or if any one or more of the Non-Defaulting Lenders shall agree to acquire and assume all of such Defaulting Lender’s Loans and its Loan Commitment, then such Defaulting Lender shall assign, in accordance with Section 11.7, all of its Loans and its Loan Commitment and other rights and obligations under this Agreement and the other Loan Documents to such Replacement Lender or Non-Defaulting Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to such Defaulting Lender. Nothing in this Section 2.12 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the other Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights or remedies that Borrowers, any Guarantor, Administrative Agent or any Lender may have against any Defaulting Lender as a result of such Lender being a Defaulting Lender.
SECTION 3.SECURITY
1.1Grant of Security Interest. Each Obligor hereby unconditionally grants, assigns, and pledges to Administrative Agent, for the benefit of Secured Creditors, to secure the Obligations, a continuing lien on and security interest in such Obligor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Obligor Collateral”):
(a)all Accounts;
(b)all Commercial Tort Claims;
(c)all Deposit Accounts;
(d)all Equipment, Inventory, Fixtures and other Goods;
(e)all general intangibles (as such term is defined in the UCC), including Payment Intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any trademark), patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, industrial designs, other industrial or intellectual property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, route lists, rights to payment and other rights under any royalty or licensing agreements, including intellectual property licenses, infringement claims, software, software source codes, computer programs, computer discs, computer tapes, literature, reports, catalogs, URLs and domain names, computer programs, information contained on computer disks or tapes, moneys due or recoverable from pension funds, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, all rights, powers, and remedies under the Organic Documents of the Person that issued such interests and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction (collectively, “General Intangibles”);
(f)all securities (whether certificated or uncertificated), rights, powers, and remedies under the Organic Documents of the Person that issued such securities, securities accounts, commodity contracts and accounts, securities entitlements and other Investment Property;
(g)all letters of credit, Letter-of-Credit Rights (whether or not evidenced by a writing) and other Supporting Obligations, notes, drafts, Instruments (including promissory notes), certificated and uncertificated Securities, Documents, leases and Chattel Paper (including Electronic Chattel Paper) (collectively, “Negotiable Collateral”);
(h)the Books of such Obligor;
(i)all of such Obligor’s money or other assets of such Obligor that now or hereafter come into the possession, custody, or control of Administrative Agent or any Lender;

(j)all other personal property; and
(k)all substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, Deposit Accounts, Commercial Tort Claims, Investment Property, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, Deposit Accounts, Commercial Tort Claims, Investment Property or any portion thereof or interest therein and the proceeds thereof;
provided, however, that the “Obligor Collateral” shall not include any assets or property of Obligors that would otherwise be included as Collateral but for the express terms of applicable law, including US State Cannabis Laws, (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity) that, in each case, prohibits the grant to Administrative Agent of a security interest in and to such asset or property or under which the grant to Administrative Agent of a security interest in and to such asset or property may impair the validity or enforceability of such asset or property or would create a right of termination in favor of or otherwise require consent thereunder from any other party thereto (other than the Borrowers) which has not been obtained (with no requirement to seek or obtain the consent of any governmental authority or third party), provided such property shall automatically be included as collateral if such consent is later obtained or is no longer required; and provided, further, that such assets or property shall not constitute “Obligor Collateral” only to the extent and for so long as the applicable law, including US State Cannabis Laws, prohibits the creation of a lien on such property in favor of Administrative Agent and, upon the termination of such prohibition (by written consent or in any other manner), such property shall automatically be deemed to constitute “Obligor Collateral.”
1.2Secured Indebtedness. The Lien and security interest granted hereunder shall secure the prompt payment of the Obligations and the prompt performance of each of the covenants and duties under this Agreement and the other Loan Documents. Each Obligor shall mark its Books as may be required by GAAP to reflect the existence of the Obligations and the Lien and security interest with respect thereto. Each Obligor shall promptly provide Administrative Agent with written notice of all Commercial Tort Claims of such Obligor, such notice to contain the case title together with the applicable court and a brief description of the claim(s) acceptable to Administrative Agent. Upon delivery of each such notice, such Obligor shall be deemed to hereby grant to Administrative Agent, for the benefit of Secured Creditors, a security interest and Lien in and to such Commercial Tort Claims and all proceeds thereof without any further action by such Obligor or Administrative Agent.
1.3Perfection by Filing. Each Obligor hereby specifically authorizes Administrative Agent at any time and from time to time to file financing statements, continuation statements and amendments thereto that describe the Obligor Collateral as “all personal property of debtor,” “all assets of debtor” or words to similar effect, and contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether such Obligor is an organization, the type of organization and any organization identification number issued to such Obligor. Each Obligor agrees to furnish any such information to Administrative Agent promptly upon request. Any such financing statements, continuation statements or amendments may, to the extent required by applicable law, be signed by Administrative Agent on behalf of any Obligor and may be filed at any time in any relevant jurisdiction. Each Obligor hereby irrevocably constitutes and appoints Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Obligor and in the name of such Obligor or in its own name, from time to time in Administrative Agent’s discretion, for the limited purpose of carrying out the terms of this Section 3.3. Each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Section 3.3 are coupled with an interest and are irrevocable until all of the Obligations have been paid and satisfied in full. All charges, expenses and fees Administrative Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be added to the Obligations, and shall be paid to Administrative Agent immediately upon demand.

1.4Perfection Other Than by Filing, etc. At any time and from time to time, each Obligor shall take such steps as Administrative Agent may request for Administrative Agent to (a) obtain an acknowledgment, in form and substance satisfactory to Administrative Agent, of any bailee having possession of any of the Obligor Collateral with a value in excess of $10,000 that such bailee holds such Obligor Collateral for Administrative Agent, (b) obtain control of any Negotiable Collateral, Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper pledged by such Obligor as set forth in Article 9 of the UCC, and, where control is established by written agreement, such agreement shall be in form and substance satisfactory to Administrative Agent, (c) immediately discharge all Liens other than Permitted Liens and (d) otherwise to insure the continued perfection and priority of Administrative Agent’s security interest in any of the Obligor Collateral and of the preservation of its rights therein. All charges, expenses and fees Administrative Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be added to the Obligations, and shall be paid to Administrative Agent immediately upon demand.
1.5Preservation of Obligor Collateral. In addition to the rights and remedies set forth herein, and subject to the requirements of applicable US State Cannabis Laws, Administrative Agent: (a) may at any time take such steps as Administrative Agent deems necessary to protect Administrative Agent’s interest in and to preserve the Obligor Collateral, including the hiring of such security guards or the placing of other security protection measures as Administrative Agent may deem appropriate; (b) may employ and maintain at any of any Obligor’s premises a custodian who shall have full authority to do all acts necessary to protect Administrative Agent’s interests in the Obligor Collateral; (c) may lease warehouse facilities to which Administrative Agent may move all or part of the Obligor Collateral; (d) may use any Obligor’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Obligor Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Obligor Collateral is located, and may proceed over and through any of any Obligor’s owned or leased property. Each Obligor shall cooperate fully with all of any Secured Creditor’s efforts to preserve the Obligor Collateral and will take such actions to preserve the Obligor Collateral as any Secured Creditor may direct. All of each Secured Creditor’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be added to the Obligations, or, at such Secured Creditor’s option, shall be paid to such Secured Creditor immediately upon demand.
1.6Other Actions as to Any and All Obligor Collateral. Each Obligor shall promptly (and in no event later than five Business Days of acquiring or obtaining such Obligor Collateral) notify Administrative Agent in writing upon acquiring or otherwise obtaining any Obligor Collateral after the date hereof consisting of Investment Property, Negotiable Collateral, intellectual property, Deposit Accounts or Commercial Tort Claims.
SECTION 4.CONDITIONS PRECEDENT
1.1Closing Conditions. No Lender shall be obligated to advance any Loan hereunder unless each of the following conditions has been fulfilled, to the satisfaction of Administrative Agent and Lenders, on or before the date of such advance:
(a)Borrowers and each other Person that is to be a party to any Loan Document shall have executed and delivered each such Loan Document, including this Agreement, the Pledge Agreement the Omnibus Collateral Assignment and the Intercompany Subordinated Note;
(b)Borrowers shall cause to be delivered to Administrative Agent the following documents, each in form and substance satisfactory to Administrative Agent:
(i)with respect to each Obligor, a certificate signed by the secretary or assistant secretary of such Obligor (or, in the case of an Obligor that is a partnership, the general partner of such Obligor or, in the case of an Obligor that is a limited liability company, the members or manager, as appropriate, of such Obligor), including a certificate of incumbency with respect to each Authorized Officer of such Obligor executing a Loan Document, together with appropriate attachments which shall include the following: (A) a copy of the certificate of formation of such Obligor certified to be true, complete and correct by the Secretary of State of the State of such Obligor’s incorporation or formation; (B) a true, complete and correct copy of the other Organic Documents of such Obligor reflecting such amendments necessary in the opinion of Administrative Agent in connection with the Loan Documents or otherwise; (C) a true, complete and correct copy of the resolutions of such Obligor (or its general partner, members or manager, as applicable) authorizing the execution, delivery and performance by such Obligor of the Loan Documents to which such Obligor is a party and authorizing the borrowings hereunder; and (D) certificates of good standing from such Obligor’s jurisdiction of formation;
(ii)a legal opinion of legal counsel to Obligors and Individual Limited Guarantor addressed to Administrative Agent and Lenders in form and substance satisfactory to Administrative Agent regarding such matters as Administrative Agent may request;
(iii)evidence of insurance, including standard forms of certificates of insurance naming the Administrative Agent as an additional insured, confirming Obligors’ satisfaction of the insurance requirements contained in the Loan Documents,
(iv)a duly executed and delivered Information Certificate,
(v)the Warrant Agreements;
(vi)With respect to the Hagerstown Property:
1.The originally executed Hagerstown Deed of Trust in form for recording in the appropriate County recording office;
2.a validly issued and in effect certificate of occupancy consistent with the use thereof as represented to Administrative Agent.
(vii)one or more duly executed and delivered counterparts of Lien Waivers from each lessor, mortgagee or other third party that may have a Lien upon any Collateral that is in such third party’s possession or is located or leased by such party to an Obligor, to the extent required by Administrative Agent,
(viii)evidence that the Kind Promissory Notes have been paid in full prior to or concurrently from funding on the Closing Date;
(ix)Collateral Access Agreements for all properties leased by Obligors; and
(x)such financial reports and information concerning any Obligor as Administrative Agent shall reasonably request;
(c)Administrative Agent shall be satisfied, based on financial statements (actual and pro forma), projections and other evidence provided by Parent, or requested by Administrative Agent, that Borrowers, after incurring the Loans, will be Solvent on a consolidated basis and Administrative Agent shall have received and shall be satisfied with a certificate of a Financial Officer of each Borrower confirming the solvency of Borrowers on a consolidated basis after giving effect to the Transactions;
(d)Administrative Agent shall have received the results of a search of the UCC filings and equivalent filings, as applicable, in addition to tax Lien, judgment Lien, bankruptcy and litigation searches made with respect to each Obligor, together with copies of the financing statements and other filings (or similar documents) disclosed by such searches, and accompanied by evidence satisfactory to Administrative Agent that the Liens disclosed in such searches are Permitted Liens or have been released or will be released substantially simultaneously with the making of the Loans hereunder;
(e)Administrative Agent shall have received evidence that appropriate UCC financing statements (including fixture filings) or equivalent filings, as applicable, have been duly filed, or will be duly filed on the Closing Date, in such office or offices as may be necessary or, in the opinion of Administrative Agent, desirable, to perfect Administrative Agent’s Liens in and to the Collateral;
(f)Administrative Agent shall have received assurances, satisfactory to it, that (i) no litigation and no investigation or audit by any Governmental Authority is pending or threatened against any Obligor which Administrative Agent determines may have a Material Adverse Effect or that would be a breach of any representation by an Obligor in any Loan Document, (ii) no material breach or default (or event or condition, which after notice or lapse of time, or both, would constitute a material breach or default) has occurred and is continuing under any material contract as a result of which a Material Adverse Effect could be reasonably expected to occur, and (iii) none of any Obligor’s Cannabis Licenses have been suspended, revoked or non-renewed;
(g)No Default or Event of Default shall exist (whether before or after giving effect to the funding of the Loans or other extension of credit);
(h)All of the representations and warranties of Obligors and Individual Limited Guarantor in each of the Loan Documents, or otherwise in writing to any Secured Creditor, shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, Material Adverse Effect or similar language, or by a qualifying exhibit or schedule or the Information Certificate, in which case such representation and warranty shall be true and correct in all respects) at such time, both before and after giving effect to the application of the proceeds of the Loans;
(i)Each of Administrative Agent and Lenders shall have received the approval of the Transactions from its investment committee or, as applicable, other primary credit authority;
(j)Other than the death of Robert Fireman, there shall have been no change to the Borrowers’ businesses, operations or financial condition since September 30, 2022 which could have a Material Adverse Effect;
(k)All fees and expenses payable in accordance with this Agreement on or before the Closing Date (including legal fees and expenses of Administrative Agent) shall have been paid to Administrative Agent, for the benefit of Secured Creditors; and
(l)Obligors shall have satisfied the following additional closing conditions:
(i)each of Administrative Agent and Lenders shall have reviewed to its satisfaction Obligors’ financial results, books and records,
(ii)Administrative Agent and its counsel shall have completed their due diligence review, including due diligence review of significant vendors and suppliers to Obligors and other third parties and Obligors’ compliance with all zoning requirements, in each case, with outcomes satisfactory to Administrative Agent, and
(iii)Administrative Agent shall have completed background checks of the key members of management of Obligors, and the results thereof shall be satisfactory to Administrative Agent.
1.2Conditions Precedent to Incremental Facility. No Lender shall be obligated to advance any Incremental Facility after the Closing Date unless such advance is in accordance with Section 2.1(b) hereof and each of the following conditions has been fulfilled to the satisfaction of Administrative Agent and Lenders on the date of each advance of the Loans:
(a)The aggregate principal amount of Loans made on each Subsequent Funding Date shall not, when aggregated with the original principal amount of all other Loans funded hereunder, be more than the Aggregate Commitment.
(b)The aggregate principal amount of Loans made on such Subsequent Funding Date shall not exceed the aggregate amount permitted to be borrowed under Section 2.1(b).
(c)Both before and after giving effect to the borrowing of such Loans on such Subsequent Funding Date, no Default or Event of Default shall have occurred and be continuing;
(d)Borrowers shall have delivered, not less than thirty (30) days prior to the proposed Subsequent Funding Date, a Borrowing Request to Administrative Agent and setting forth, among other things, (i) the proposed Subsequent Funding Date and (ii) the aggregate principal amount of such Loans;
(e)All of the representations and warranties of Obligors and Individual Limited Guarantor in each of the Loan Documents, or otherwise in writing to any Secured Creditor, shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, Material Adverse Effect or similar language, or by a qualifying exhibit or schedule or the

Information Certificate, in which case such representation and warranty shall be true and correct in all respects) at such time, both on the date of such request and such Subsequent Funding Date; provided, however, that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects (other than such representations and warranties that are already qualified by materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects) as of such date;
(f)In the event Real Property is being acquired with the proceeds of the Loans being advanced on such Subsequent Funding Date, an appraisal of such Real Property evidencing a Permitted Loan to Value Ratio, with each such appraisal being procured at Borrowers’ expense and in form acceptable to Administrative Agent, and each of the items to be delivered pursuant to Section 6.14 with respect to such Real Property;
(g)Administrative Agent shall have received evidence acceptable to Administrative Agent that at least two of the Target Dispensaries have been operational for at least two months;
(h)Administrative Agent shall have received such other documents, certificates or information as Administrative Agent or the Required Lenders may request, including any documents, certificates and other information as Administrative Agent may require to evidence compliance by Borrowers with this Agreement, all in form and substance satisfactory to Administrative Agent;
Each borrowing of the Loans shall be deemed to constitute a representation and warranty by Borrowers on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (e) of this Section.
1.3Conditions Precedent to Delayed Draw Term Loan. No Lender shall be obligated to advance the Delayed Draw Term Loan unless each of the following conditions has been fulfilled to the satisfaction of Administrative Agent and Lenders on the Delayed Draw Effective Date:
(a)The aggregate principal amount of the Loan made on the Delayed Draw Effective Date shall not, when aggregated with the original principal amount of all other Loans funded hereunder, be more than the Aggregate Commitment.
(b)The aggregate principal amount of the Loan made on the Delayed Draw Effective Date shall not exceed the aggregate amount permitted to be borrowed under Section 2.1(c).
(c)Both before and after giving effect to the borrowing of such Loan on the Delayed Draw Effective Date, no Default or Event of Default shall have occurred and be continuing;
(d)All of the representations and warranties of Obligors and Individual Limited Guarantor in each of the Loan Documents, or otherwise in writing to any Secured Creditor, shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, Material Adverse Effect or similar language, or by a qualifying exhibit or schedule or the Information Certificate, in which case such representation and warranty shall be true and correct in all respects) at such time, both on the date of such request and such Subsequent Funding Date; provided, however, that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects (other than such representations and warranties that are already qualified by materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects) as of such date;
(e)Borrowers shall deliver to the Administrative Agent a funding notice for the Delayed Draw Term Loan during the Delayed Draw Period and no later than 10 Business Days (or such shorter time as the Administrative Agent and the Borrowers may agree in writing) in advance of the proposed Delayed Draw Effective Date, and, promptly upon receipt thereof, the Administrative Agent shall notify each Lender of the proposed borrowing;
(f)Administrative Agent shall have received a duly executed Warrant Agreement for the issuance of Warrant Shares as set forth in footnotes 1 and 2 of the form of Warrant Agreement attached as Exhibit D hereto.

Each borrowing of the Loans shall be deemed to constitute a representation and warranty by Borrowers on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section.
SECTION 5.OBLIGORS’ REPRESENTATIONS AND WARRANTIES
To induce Administrative Agent and Lenders to enter into this Agreement and to extend credit, each Obligor makes the following representations and warranties, all of which shall be deemed made as of the Closing Date, any Subsequent Funding Date and on the date of the delivery of each Compliance Certificate:
1.1Existence and Rights; Predecessors. The exact legal name of each Obligor is as set forth on the signature pages to this Agreement. Each Obligor is an entity as described in the Information Certificate, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. Each Obligor has the right and power to enter into and discharge all of its obligations under the Loan Documents to which it is a party. Each Loan Document to which any Obligor is a party constitutes a legal, valid and binding obligation of such Obligor, enforceable against it in accordance with its terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally, and each Obligor has the power, authority, rights and franchises to own its property and to carry on its business as presently conducted. During the five-year period prior to the Closing Date, no Obligor has been a party to any merger, consolidation or acquisition of all or substantially all of the assets or Equity Interests of any other Person or changed its legal status or the jurisdiction in which it is organized. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
1.2Authority. The execution, delivery and performance of the Loan Documents by each Obligor and each other Person (other than Administrative Agent and Lenders) executing any Loan Document have been duly authorized by all necessary actions of such Person, do not and will not violate any provision of law, or any writ, order or decree of any court or Governmental Authority or agency, or any provision of the Organic Documents of such Person, and do not and will not result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument, document or agreement to which any such Person is a party or by which any such Person or its properties may be subject or bound. Each Obligor has obtained all Permits, and all such Permits are in full force and effect. None of such Permits is the subject of any pending or, to the best of each Obligor’s knowledge, threatened attack or revocation, by the grantor of the Permit. No Obligor or any Subsidiary of an Obligor is required to obtain any additional Permits in connection with the execution, delivery and performance of this Agreement or any other Loan Document, in accordance with their respective terms, or the consummation of the transactions contemplated hereby or thereby.
1.3Litigation.
(a)Except as set forth in the Information Certificate, there are no actions or proceedings pending, or to the knowledge of any Obligor threatened, against any Obligor before any Governmental Authority, and no Obligor has any knowledge or belief of any pending or threatened governmental investigations or claims, complaints, actions or prosecutions involving any Obligor. No Obligor is in default with respect to any order, writ, injunction, decree or demand of any Governmental Authority. None of such actions or proceedings, individually or collectively, could reasonably be expected to have a Material Adverse Effect.
(b)No injunction, writ, temporary restraining order or any order of any nature has been issued by any Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. No Obligor is the subject of an audit by a Governmental Authority or, to any Obligor’s knowledge, any investigation or review by a Governmental Authority concerning the violation or possible violation of any requirement of law.
1.4Solvency. Each Obligor is, and after consummating the transactions described herein will be, Solvent.
1.5Taxes. Each Obligor has filed all tax returns that it is required to file and has paid all Taxes shown on said returns as well as all Taxes shown on all assessments received by it to the extent that such Taxes are not being Properly Contested; neither any Obligor nor any assets of any Obligor is subject to any tax Liens; and no Obligor has received any notice of deficiency with respect to Taxes in excess of $1,000,000 or other official notice to pay any Taxes above $1,000,000, which is not being Properly Contested.
1.6Material Agreements. No Obligor is a party to any agreement or instrument adversely affecting its business, assets, operations or condition, nor is any Obligor in default in the performance, observance or fulfillment of any material obligations, covenants or conditions contained in any agreement or instrument. All agreements and instruments to which any Obligor is a party were executed and delivered, and are being performed, in accordance with applicable law.
1.7Title to Assets; Intellectual Property. Each Obligor has good, marketable and legal title to its assets or leasehold title as to leased assets or rights as to licenses, and the same are not subject to any Liens other than Permitted Liens. Each party to the Pledge Agreement (other than Administrative Agent) has good, marketable and legal title to the assets pledged under the Pledge Agreement, and the same are not subject to any Liens. The Liens of Administrative Agent on the Collateral are and shall be prior to any other Lien on any of the Collateral. Each Obligor possesses all necessary trademarks, trade names, copyrights, patents, patent rights and licenses to conduct business as now operated, without any known conflict with the rights of others, including items described in the Information Certificate. There is no infringement action, lawsuit, claim or complaint which asserts that any Obligor’s operations violate or infringe the rights or the trade names, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any apparatus or method of such Obligor or any adversely held trade-marks, trade names, trademark registrations, service names, service marks or copyrights, and no Obligor is in any way making use of any confidential information or trade secrets of any Person, except with the consent of such Person. Each Obligor has taken reasonable steps to protect its (a) computer programming language, software, hardware, firmware or related documentation, inventions, technical and nontechnical data related thereto, and (b) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by such Obligor or marketing studies conducted by such Obligor, all of which such Obligor considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties (except disclosure of source codes pursuant to licensing agreements), and such Obligor is the lawful owner of thereof, free and clear of any claim of any third party.
1.8Compliance With Laws; Absence of Default. Each Obligor, and its properties, business operations and leaseholds, are in compliance in all material respects with all applicable laws, including all applicable US State Cannabis Laws, and with all of the provisions of its Organic Documents, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (a) a Default or an Event of Default or (b) a default under any indenture, agreement or other instrument, or any judgment, decree or order to which any Obligor is a party or by which any Obligor or any of its properties may be bound. No Obligor is engaged in any Restricted Cannabis Activities.
(a)Each Obligor holds all Cannabis Licenses and other Permits that are required by any Governmental Authority (excluding those United States federal authorities that may enforce or interpret any laws or regulations or the like, so as to prevent or materially restrict the business of any Obligor, or any laws or regulations that apply to cannabis) to permit it to conduct and operate any Obligor’s business as such is conducted on the Closing Date, pursuant to any applicable requirement of law. Schedule 22 of the Information Certificate contains a true, correct and complete list of all such Cannabis Licenses and Permits, each of which, as of the Closing Date both immediately before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, (a) is lawfully, truly and exclusively held or owned by Obligors, (b) is valid and in full force and effect, (c) is free and clear of all Liens and other encumbrances, (d) has neither been revoked nor is in the process of being revoked by any Governmental Authority and (e) has no threatened or pending process that would result in its loss, termination, suspension, withdrawal, revocation or expiration.
(b)Each Obligor and each Subsidiary of an Obligor is in material compliance with all laws and regulations pertaining to any and all Cannabis Licenses and other Permits. Neither any Obligor nor any Subsidiary of an Obligor is a party to, or the subject of, any investigation, notice of apparent liability, violation, forfeiture, or other order or complaint issued by or before any Governmental

Authority or any other proceedings which could, in any manner, threaten or adversely affect the validity or continued effectiveness of any such Cannabis Licenses or other Permits of any Obligor or any Subsidiary of an Obligor, or give rise to any order of forfeiture. There is no pending threat of cancellation, loss, termination, modification or nonrenewal of any such Cannabis Licenses or other Permits of any Obligor or any Subsidiary of an Obligor, or any valid basis for such cancellation, loss, termination, modification or nonrenewal. Obligors have no reason to believe that such Cannabis Licenses and other Permits will not be renewed in the ordinary course, or that such renewed Cannabis Licenses and other Permits would be materially different than the corresponding existing versions of such. Each Obligor and each Subsidiary of an Obligor has filed, in a timely manner, all material reports, applications, documents, instruments, and information required to be filed pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its Cannabis Licenses or other Permits.
(c)Except as provided on Schedule 22 of the Information Certificate, no Lien or other encumbrance (or any associated filings or other actions necessary to perfect such) on the Cannabis Licenses in favor of Secured Creditors will result in the Cannabis Licenses’ revocation, termination, nullification, or other similar cessation of effectiveness. Obligors have each made all necessary or required disclosures of this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby to any Governmental Authority that has issued any Obligor a Cannabis License or Permit.
1.9Business and Collateral Locations. Each Obligor’s chief executive office, principal place of business, office where such Obligor’s business records are located and all other places of business of such Obligor are as described in the Information Certificate; and except as otherwise described in the Information Certificate, none of the Collateral is in the possession of any Person other than an Obligor or an institution at which a Deposit Account, Securities Account or Commodity Account is maintained.
1.10ERISA. Except as otherwise set forth in the Information Certificate, no Obligor has any Plans. No Plan established or maintained by any Obligor had, has or is expected to have a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA), and no material liability to the Pension Benefit Guaranty Corporation has been, or is expected by any Obligor to be, incurred with respect to any such Plan by such Obligor. No Obligor is required to contribute to or is failing to contribute to a Plan or has any withdrawal liability to any Plan. No reportable event referred to in Section 4043(b) of ERISA has occurred that has resulted or could result in liability of any Obligor, and no Obligor has any reason to believe that any other event has occurred that has resulted or could reasonably be expected to result in liability of such Obligor as set forth above.
1.11Labor Relations. Except as described in the Information Certificate, no Obligor is a party to or bound by any collective bargaining agreement, management agreement or consulting agreement. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of the employees of any Obligor or any Subsidiary of any Obligor, or, to any Obligor’s knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization. Each Obligor is in material compliance with all federal and state laws respecting employment and employment terms, conditions and practices. The operations of each Obligor and each Subsidiary of each Obligor are conducted in compliance, in all material respects, with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor.
1.12Anti-Corruption Laws and Sanctions. Each Obligor has implemented and maintains in effect policies and procedures designed to ensure compliance by such Obligor and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Obligor and its respective officers and directors and, to the knowledge of such Obligor, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Obligor or any of its respective directors or officers or employees, or (b) to the knowledge of each Obligor, any agent or Affiliate of such Obligor, is a Sanctioned Person. No borrowing of any Loan, use of proceeds, any Transaction or any other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

1.13Capital Structure. The Information Certificate sets forth the identity of each Person owning any Equity Interests of each of Parent’s Subsidiaries thereof and the number or percentage of Equity Interests owned by each such Person. There are no outstanding agreements or instruments binding upon holders of any of any Obligor’s Equity Interests relating to ownership of such Equity Interests. Except as set forth in the Information Certificate, no Obligor has any Subsidiaries, and no Obligor (other than Parent) has issued certificates evidencing ownership of its Equity Interests.
1.14Information Certificate. All of the representations and warranties in the Information Certificate are true and accurate on the Closing Date and will continue to be true and accurate.
1.15Investment Company Act. No Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
1.16Accuracy and Completeness of Information. All written information, reports, other papers and data relating to Obligors furnished by or at the direction of any Obligor to Administrative Agent or any Lender were, at the time furnished, complete and correct in all material respects and none contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the time when made or delivered. All financial statements provided to Administrative Agent or any Lender fairly present the financial position and results of operations of each Obligor as at the respective dates thereof and for the periods therein referred to and are consistent with the books and records of such Obligor. No fact is currently known to any Obligor which has, or could reasonably be expected to have, a Material Adverse Effect. With respect to projections, estimates and forecasts given to Administrative Agent or any Lender, such projections, estimates and forecasts are based on Obligors’ good faith assessment of the future of the business at the time made, and Obligors had a reasonable basis for such assessment at the time made. A true, correct and complete list of all officers, directors and managers of each Obligor has been provided to Administrative Agent. There are no undisclosed written or oral side agreements with any individual or business whereby any Obligor or any Authorized Officer thereof has agreed to perform any material undertaking.
1.17Compensation of Officers and Employees. The compensation paid to each officer of each Obligor for the 12-month period ending on the last day of the month immediately preceding the month in which the Closing Date occurs, including salaries, withdrawals, fees, bonuses, commissions, profits distributions, drawing accounts and other payments, has been disclosed to Administrative Agent and Lenders. All such compensation that is due and payable as of the Closing Date has been paid in full as of the Closing Date.
1.18Affiliate Transactions. Except as set forth on the Information Certificate, no Obligor is conducting, permitting or suffering to be conducted, transactions with any Affiliate. No Obligor has made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers, directors and managers of such Obligor for travel and other expenses arising in the Ordinary Course of Business. Except as set forth in the Information Certificate, no Obligor owes any Affiliate or member of such Obligor any amounts or payments of any kind.
1.19Environmental Matters. No Obligor has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, Permit, certificate, approval or similar authorization thereunder and the operations of each Obligor comply in all material respects with all Environmental Laws and all licenses, Permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or to the best of each Obligor’s knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Obligor or the Release, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Obligor, any Subsidiary thereof or the business, operations or assets thereof or any properties at which any Obligor has transported, stored or disposed of any Hazardous Materials. No Obligor has any Environmental Liability.
1.20Full-Time Commitment. The Authorized Officers are working full-time in their activities of each Obligor and, to the best knowledge of each Obligor, none of their other professional or business activities might materially interfere with the fulfillment of their full-time obligations to such Obligor.
1.21Material Adverse Change. There has been no material adverse change in Obligors’ business, key personnel (other than the death of Robert Fireman) or customers since December 31, 2021.
1.22No Contractual Defaults. There are no defaults by any Obligor or, to the knowledge of each Obligor, by any other Person under any contract to which any Obligor is a party relating to any of the Real Properties, including any management, rental, service, supply, security, maintenance, or similar contract, other than defaults which do not permit the non-defaulting party to terminate the contract and which do not have, and are not reasonably be expected to have, a Material Adverse Effect. Neither any Obligor nor, to the knowledge of each Obligor, any other Person, has received written notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any contracts affecting or concerning any of the Real Properties.
1.23No Reliance. Each Obligor acknowledges, represents, and warrants that it understands the nature and structure of the transactions contemplated by this Loan Agreement and the other Loan Documents, that it is familiar with the provisions of all of the documents and instruments relating to such transactions, that it understands the risks inherent in such transactions and that it has not relied on Administrative Agent or any Lender for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Agreement or any other Loan Document or otherwise relied on Administrative Agent or any Lender in any manner in connection with interpreting, entering into, or otherwise in connection with this Loan Agreement, any other Loan Document, or any of the matters contemplated hereby or thereby.
SECTION 6.AFFIRMATIVE COVENANTS
At all times prior to the later of the Maturity Date and the date of payment in full of the Obligations and termination of the Loan Documents, each Obligor shall:
1.1Maintenance of Rights and Properties. Maintain and preserve all rights, franchises, Permits, privileges and other authority reasonably necessary for the conduct of its business; maintain its properties, equipment and facilities in good order and repair, working order and condition; conduct its business in an orderly manner without voluntary interruption; maintain and preserve its existence; and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Each Obligor shall (a) remain the sole and lawful owner of, and in possession of, its assets, (b) use its assets only in its trade or business, (c) use and maintain its assets only in compliance with all applicable laws, regulations and insurance policies, including all Environmental Laws, all US Federal Cannabis Laws and all US State Cannabis Laws, and (d) after the occurrence and continuation of an Event of Default, upon Administrative Agent’s request, affix plates, tags or other identifying labels to the Collateral showing ownership thereof by the applicable Obligor and Administrative Agent’s security interest.
1.2Insurance. In addition to the insurance required by the Loan Documents with respect to the Collateral, maintain, on behalf of itself and its Subsidiaries, with its current insurers or with other financially sound and reputable insurers having a rating of at least A− or better by Best’s Ratings, a publication of A.M. Best Company, (a) insurance with respect to its properties and business against such casualties and contingencies of such type (including product liability, workers’ compensation, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts and with such coverages, limits and deductibles as is customary in the business of such Obligor and its Subsidiaries, and (b) business interruption insurance in an amount approved by Administrative Agent. All such insurance policies shall name Administrative Agent as additional insured or lender loss payee, as the case may be. Each Obligor shall deliver certificates of insurance evidencing that the required insurance is in force, together with satisfactory additional insured or lender loss payee, as the case may be, endorsements. Each policy of insurance or endorsement shall contain, unless Administrative Agent agrees otherwise, in its discretion, a clause requiring the insurer to give not less than 30 days prior written notice to Administrative Agent in the event of cancellation or modification of the policy for any reason whatsoever other than non-payment of premiums, in which case 10 days prior written notice is acceptable, and, if requested by Administrative Agent, a clause that the interest of Administrative Agent shall not be impaired or invalidated by any act or neglect of any Obligor or owner of the Collateral nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Obligor fails to provide and pay for such insurance, Administrative Agent may, at Obligors’ expense, procure the same, but shall not be required to do so. Each Obligor agrees to deliver to Administrative Agent, promptly as rendered, true copies of all reports made by any Obligor in any reporting forms to insurance companies.
1.3Visits and Inspections. Permit representatives of Administrative Agent and each Lender to: visit and inspect properties of each Obligor; inspect, audit and make extracts from the Books of any Obligor, including all records relating to any Collateral; conduct field examinations and appraisals; and discuss with its officers, employees and independent accountants such Obligor’s and its Subsidiary’s businesses, assets, liabilities, financial positions, results of operations and business prospects; provided, however, that unless a Default or an Event of Default exists the foregoing shall be conducted during normal business hours and upon reasonable prior notice to Obligors not more than one time per calendar year; and provided, further, that upon the request of Administrative Agent, Obligors shall assemble, deliver or otherwise make available to Administrative Agent at a location to be determined by Administrative Agent all Books of any Obligor and any other Collateral requested by Administrative Agent. This Agreement shall constitute Obligors’ authorization to its accountants to discuss Obligors’ affairs, finances and accounts with such representatives of Administrative Agent and each Lender. In addition to the foregoing, Administrative Agent may, at its option if an Event of Default has occurred and is continuing, from time to time obtain a quality of earnings report with respect to Obligors. Nothing contained in this Section 6.3 shall require Obligors to violate any provision of applicable US State Cannabis Laws. Provided that no Event of Default shall have occurred and be continuing, all costs related to Administrative Agent’s visits and inspections, including, but not limited to travel and lodging expenses, shall be borne exclusively by the Administrative Agent.
1.4Taxes, other Obligations, Etc. (a) File all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, including any permissible extensions, and (b) pay and discharge, before the same shall become delinquent or in default, its obligations, including Taxes and nongovernmental levies or charges resulting from covenants, conditions, and restrictions affecting its assets which are assessed or imposed upon such assets or become due and payable, except and only to the extent that the validity or amount thereof is being Properly Contested. Administrative Agent may, at its option, from time to time, discharge any Taxes or Liens on any of the Collateral, and Obligors will pay to Administrative Agent on demand or Administrative Agent in its discretion may charge to Borrowers all amounts so paid or incurred by Administrative Agent to the Loan Account, and such amounts paid or incurred by Administrative Agent shall constitute Obligations secured by the Collateral. If requested by Administrative Agent, the applicable Obligor shall provide proof of payment or, in the case of withholding or other employee taxes, deposit required by applicable law and shall deliver to Administrative Agent copies of all tax returns (and amendments thereto).
1.5Financial Statements and Other Information. Keep accurate and complete records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and prepare or furnish, or cause to be prepared or furnished to Administrative Agent and Lenders the following:
(a)Upon request within thirty (30) days after the end of each month hereafter, a cash balance statement as of the end of such month for each Deposit Account of Borrowers;
(b)as soon as available, and in any event within sixty (60) days after the end of each fiscal quarter hereafter, (i) unaudited balance sheets of Borrowers as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flow for such fiscal quarter and for the portion of the Fiscal Year then elapsed, on a consolidated and consolidating basis, including a comparison to budget and the last year’s results for the same period and certified by a Financial Officer of each Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of Borrowers for such fiscal quarter and period subject only to normal year-end adjustments and lack of footnotes and (ii) a management discussion and analysis (with reasonable detail and specificity) of the results of operations for the fiscal periods reported, including, in comparative form the figures for the corresponding fiscal quarter in, and year-to-date portion of, the immediately preceding fiscal year of Borrowers, and period commencing at the end of the previous fiscal year of Borrowers and ending with the end of such fiscal quarter;
(c)as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of Borrowers, copies of the consolidated and consolidating balance sheets of

Borrowers, and the related consolidated and consolidating statements of income and cash flows of Borrowers for such Fiscal Year, setting forth in comparative form (both in Dollar and percentage terms) the figures for the immediately preceding Fiscal Year and in the then-current budget for such Fiscal Year, such consolidated statements audited and certified without qualification, or exception as to the scope of such audit, by an independent public accounting firm acceptable to Administrative Agent, together with a management discussion and analysis (with reasonable detail and specificity) of the results of operations for the fiscal periods reported;
(d)promptly after the sending or filing thereof, as the case may be, copies of any (i) statements or reports which any Obligor has made generally available to its equity holders, (ii) regular, periodic and special reports which any Obligor files with any Governmental Authority, including with respect to any Permits, and (iii) press releases or other statements made available by any Obligor to the public concerning material changes to or developments in the business of such Obligor;
(e)as soon as available, and in any event within ninety (90) days after the beginning of each Fiscal Year, submit to the Board, for approval and Administrative Agent for its information, consolidated capital and operating expense budgets, projections of sources and applications of funds, projections of Unrestricted Cash, Consolidated Total Leverage Ratio, and Fixed Charge Coverage Ratio, income statements, balance sheets and profit and loss projections of Borrowers, all for each month of such Fiscal Year, all itemized in reasonable detail. Administrative Agent shall, in addition, be furnished with any material revisions made in the budgets, projections or other information furnished pursuant to this Section 6.5(e) within fifteen (15) days after the Board’s approval of such revisions. All of the foregoing information provided to Administrative Agent pursuant to the preceding sentence with respect to which a budget, projections or other information has been submitted shall set forth, to the extent practicable, in comparative form, figures for such budget, projection or other information for the applicable preceding accounting period;
(f)promptly upon receipt or transmission thereof, and in any event no later than five (5) Business Days after the date of such receipt or transmission, copies of all communications to and from applicable Governmental Authorities, including the Internal Revenue Service, the Federal Communications Commission, the Pension Benefit Guaranty Corporation, the Environmental Protection Agency and the Securities Exchange Commission, regarding notice of enforcement proceedings, complaints, inspections and related matters addressed to any Borrower, any other Obligor or any Subsidiary thereof;
(g)promptly, upon obtaining knowledge thereof (and, in any event, within five Business Days of obtaining the following), (i) any notice of any proposed amendment to, or revocation or reduction of, or information concerning the status or renewal of, any Cannabis License held by any Obligor or any Subsidiary of an Obligor (including information that such a Cannabis License may not be renewed or that any renewed Cannabis License will be different than any existing Cannabis License, any change in applicable laws affecting the legality or validity of any existing Cannabis License, and evidence of the timely payment of all necessary fees and other payments to any Governmental Authority), (ii) copies of any written materials and all other details associated therewith, (iii) any additional diligence or actions suggested by any geotechnical or environmental firm to Obligors with respect to any Real Property and (iv) copies of all reports, Phase IIs and other information obtained in connection with such additional diligence and actions. In addition, Obligors shall promptly deliver any update to Schedule 22 of the Information Certificate that would be necessary to ensure that such schedule remains true, correct, and complete at all times, as if the representations given with respect to Schedule 22 of the Information Certificate were given at such time; and
(h)as soon as available, but not later than twenty (20) days after the filing of same with the Internal Revenue Service or analogous state Governmental Authority, a copy of the federal and state income tax returns of each Obligor for the most recently completed tax year, together with all schedules and supporting documentation, all in the form filed with the Internal Revenue Service or such analogous state Governmental Authority and, in the event such Obligor shall file an application for extension of the time to file an income tax return with respect to any such tax return, each Obligor agrees to furnish to Administrative Agent a copy of same, not later than fifteen (15) days after such application for an extension is filed;
(i)within three (3) Business Days after the occurrence of any event hereinafter described, (i) detailed information with respect to proposed material events relating to the operations of

Obligors (including matters relating to any public offering of securities, financing arrangements and contracts for substantial amounts of any Obligor’s products and contracts for any related services), (ii) copies of all material documents filed with any court with respect to any material litigation in which any Obligor is a party, (iii) certified copies of all amendments to the Organic Documents of any Obligor (provided, however, that Obligors must comply with Section 7.1 with respect to any such amendment), (iv) written notice of the occurrence of any Default or any Event of Default, (v) written notice of receipt of any notice of any violation of any laws or regulations received from any Governmental Authority, along with the applicable Obligor’s proposed corrective action as to such violation, (vi) written notice of the occurrence of any development that results in, or could reasonably be expected to result in, a Material Adverse Effect, (vii) written notice of the filing or commencement of any action, suit or other proceeding against, or any demand for arbitration against or affecting any Obligor or Individual Limited Guarantor which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect, and (viii) written notice of any default under any loan, agreement or lease to which any Obligor is a party; and
(j)(i) within fifteen (15) Business Days, of such request (or such longer time as may be mutually agreed), provided that its currently exists or can be provided without significant effort, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations, business prospects or ownership of Obligors, or any of them, as Administrative Agent or such Lender may reasonably request, and (ii) within five (5) Business Days, such information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
Concurrently with the delivery of the financial statements described in Sections 6.5(b) and 6.5(c), or more frequently if requested by Administrative Agent during any period that a Default or Event of Default exists, Borrowers shall cause to be prepared and furnished to Administrative Agent a Compliance Certificate.
1.6Compliance with Laws and Agreements; Hazardous Materials. Comply with all applicable laws (including the PATRIOT Act, Anti-Corruption Laws, ERISA, all securities laws and all Environmental Laws, and all US State Cannabis Laws) and all other laws regarding the collection, payment and deposit of Taxes, comply, in all material respects, with all agreements, leases, licenses, franchises, indentures and mortgages to which such Obligor is a party or by which such Obligor or any of its properties is bound and obtain and keep in full force and effect any and all Permits and all governmental approvals necessary to maintain the ownership of its properties or the conduct of its business. Other than those necessary to operate Obligors’ business as disclosed in the Information Certificate, no Obligor nor any Subsidiary thereof shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any Hazardous Materials, whether or not in compliance with applicable laws and regulations. Each Obligor will maintain in effect and enforce policies and procedures designed to ensure compliance by such Obligor and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
1.7Financial Covenants. From the Closing Date until the later of the Maturity Date and payment in full of Obligations, comply with the following covenants:
(a)Minimum Liquidity. Maintain Unrestricted Cash at all times of at least $5,000,000.
(b)Minimum Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio, tested at the end of each fiscal quarter based upon the immediately preceding Applicable Fiscal Period, of not less than 1.50.
(c)Consolidated Total Leverage Ratio. Maintain at all times a Consolidated Total Leverage Ratio, tested at the end of each fiscal quarter based upon the immediately preceding Applicable Fiscal Period, of not greater than 2.50.
1.8Lien Waivers. In connection with each contract or other agreement (including any lease) entered into by any Obligor on or after the Closing Date that would or reasonably could be expected to require the location of Collateral on property that is not owned by any Obligor, and at all other times reasonably deemed necessary by Administrative Agent, obtain a Lien Waiver from the appropriate Person or Persons.

1.9Controlled Accounts.
(a)Establish and maintain one or more Deposit Account, Securities Account or Commodity Account pursuant to arrangements acceptable to Administrative Agent with such bank(s) as may be selected by such Obligor and approved by Administrative Agent. Each Deposit Account, Securities Account or Commodity Account (other than Excluded Accounts) maintained by or for the benefit of an Obligor shall be subject to a Controlled Account Agreement at all times.
(b)Provide Administrative Agent written notice at least five (5) days prior to opening any new Deposit Account, Securities Account or Commodity Account after the Closing Date.
(c)At all times, maintain cash balances in all Excluded Accounts in an amount not to exceed 5% of the aggregate cash balances in all Controlled Accounts and Excluded Accounts.
1.10Products and Services Warranty. Grow and manufacture, and provide all services, in conformity with all applicable contractual commitments and all express or implied warranties and take commercially reasonable steps to ensure no such products or services contain any latent defects.
1.11Meetings; Representation. Hold regular meetings of the Board at least every calendar quarter and of Parent’s equity holders at least once a year, as provided for in its Organic Documents, and minutes of such meetings shall be prepared and maintained as a part of the permanent records of Parent. At the request of Administrative Agent, the management of Parent and Administrative Agent shall meet at least every calendar quarter at the principal office of Parent.
1.12Use of Proceeds. Use the proceeds of the Loans to (i) pay in full the outstanding balance of the Kind Promissory Notes and (ii) close and build out specified Target Dispensaries and finish construction improvements on the properties set forth on Schedule 6.12, to the extent consistent with the terms of the Loan Documents and applicable law. No proceeds received pursuant to this Agreement will be used to purchase or carry any Margin Stock. No Obligor shall request the borrowing of the Loans, and no Obligor shall use, and shall ensure that its directors, officers, employees and agents shall not use, the proceeds of the Loans (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
1.13Further Assurances.
(a)Each Obligor agrees to take such further actions as Administrative Agent shall reasonably request from time to time in connection herewith to evidence, give effect to or carry out this Agreement and the other Loan Documents and any of the transactions contemplated hereby or thereby. Promptly after Administrative Agent’s request therefor, each Obligor shall execute or cause to be executed and delivered to Administrative Agent such instruments, assignments, title certificates or other documents as are reasonably necessary or desirable under the UCC or other applicable law (including any motor vehicle certificates of title act) to protect or perfect (or continue the perfection of) Administrative Agent’s Liens upon the Collateral. In furtherance of the foregoing, each Obligor agrees to take such further actions as Administrative Agent shall request to perfect and maintain a first priority or second priority lien, as applicable, against the Collateral, including the First Mortgage or Second Mortgage (in each case, subject to Permitted Liens). Each Obligor acknowledges and agrees that, in the interest of receiving the initial advance under this Agreement as requested by Borrowers, Administrative Agent has not had the opportunity to fully consult with local counsel with respect to certain Real Property matters. Borrowers shall make its local real estate counsels available to Administrative Agent’s local counsel to consult with respect to documentation reasonably required to perfect the First Mortgages and Second Mortgages contemplated by this Agreement. Obligors shall execute any amendments to the Loan Documents, including this Agreement and any mortgages, or other documents, with respect to the First Mortgage and any Second Mortgage as counsel to the Administrative Agent and counsel to the Borrowers reasonably agree is consistent with local practice and required to provide the Administrative Agent with commercially reasonable protection.

(b)Each Obligor shall (i) cause each other Person, upon such other Person becoming a Subsidiary of such Obligor (provided that this Section 6.13(b) shall not be construed to constitute consent by Administrative Agent to any transaction not expressly permitted by the terms of this Agreement), promptly, and in any event within 5 days after such other Person becoming a Subsidiary of such Obligor, to join this Agreement as a Borrower, guaranty the Obligations and grant to Administrative Agent, for the benefit of Secured Creditors, a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations, (ii) pledge, or cause to be pledged, to Administrative Agent all of the Equity Interests of such Subsidiary to secure the Obligations and (iii) execute or deliver such other agreements, documents and opinions requested by Administrative Agent.
(c)At any time any material Collateral is located on any Real Property of an Obligor (whether such Real Property is now existing or acquired after the Closing Date), which is not owned by an Obligor, or is stored on the premises of a bailee, warehouseman or similar party, upon the reasonable request by Administrative Agent, such Obligor shall use commercially reasonable efforts to obtain a Collateral Access Agreement.
(d)Within thirty (30) days following the Administrative Agent’s written request, Borrowers shall deliver a legal opinion of legal counsel to MariMed OH LLC addressed to Administrative Agent and Lenders in form and substance reasonably satisfactory to Administrative Agent regarding such matters as Administrative Agent may request (provided, however, that such matters shall be consistent with the scope of the opinion delivered at Closing pursuant to Section 4.1(b)(ii)).
1.14After Acquired Real Property. If any Borrower acquires any fee interest in any Real Property after the Closing Date (wherever located), (i) promptly, but in any event within five Business Days, so notify Administrative Agent, setting forth with specificity a description of the interest acquired, the location of the Real Property, any structures or improvements thereon and such Borrower’s good-faith estimate of the current value of such Real Property and (ii) within 20 days (x) furnish to Administrative Agent a valid First Mortgage in favor of Administrative Agent and evidence that such First Mortgage has been recorded in the appropriate recording office or (y) in the event such after acquired Real Property will be encumbered by an After Acquired Third Party Mortgage, if permitted by the holder of the First Mortgage, use commercially reasonable efforts to concurrently or promptly thereafter furnish to Administrative Agent a valid Second Mortgage in favor of Administrative Agent accompanied by (A) a subordination and intercreditor agreement in form acceptable to the holder of the First Mortgage, (B) an ALTA mortgage title insurance policy from the same title insurer that issued the related First Mortgage title insurance policy in industry standard form, (C) an opinion of counsel relating to the Second Mortgage, including authorization, enforceability, and usury, consistent with the form of opinion delivered to the Administrative Agent on the Closing Date and (D) such survey, appraisal and environmental assessment, if any, as the holder of the First Mortgage received. Such Borrower shall pay all reasonable fees and expenses, including reasonable and documented out-of-pocket attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with such Borrower’s obligations under this Section 6.14.
1.15Loan Monitoring.
(a)Obligors agree to provide Administrative Agent, upon the occurrence and during the continuation of an Event of Default, with sufficient real-time access to view the activity in (i) all commercial transaction accounts of Obligors, including all deposit and securities accounts and (ii) such other accounts and sales and inventory software and data as we deem necessary and appropriate, for the purpose of monitoring the business activities and finances of Obligors.
(b)Upon receipt of a written request from Administrative Agent following an Event of Default, Obligors shall grant to Administrative Agent view access with respect to its Sales Tracking Software.
(c)Upon receipt of a written request from Administrative Agent following an Event of Default, Obligors shall grant to Administrative Agent real-time view access with respect to each of their respective Securities Accounts, Deposit Accounts and Investment Property and will also provide daily transaction log files from each Obligor’s ACH payment processor vendors and card processors, in each case, which shall continue to be provided until the Maturity Date.

1.16Post-Closing Covenants.
(i)On or before the date that is thirty (30) days after the Closing Date (which date may be extended in writing by Administrative Agent in its sole discretion), each Borrower shall obtain Lender’s loss payable and additional insured endorsements in favor of Administrative Agent for the benefit of Lenders, in form and substance reasonably acceptable to the Administrative Agent.
(ii)Within sixty (60) days of the Closing Date (or such later date as agreed in writing by the Administrative Agent) Borrowers shall have delivered evidence of any required changes to the Borrowers’ insurance coverage (1) pursuant to the written recommendations of Harbor Group Consulting LLC and (2) as otherwise mutually agreed between Borrowers and Administrative Agent in their collective commercially reasonable discretion.
(iii)Within ninety (90) days of the Closing Date, Borrowers shall have delivered to Administrative Agent evidence acceptable to Administrative Agent that each of the Passive Holdco Subsidiaries have been dissolved.
(iv)On or before January 31, 2024, Borrowers shall have delivered to Administrative Agent satisfactory evidence that all required approvals pursuant to the Robust MIPA have been obtained.
(v)Borrowers acknowledge that Administrative Agent may, following the date hereof, order and obtain, with respect to the Hagerstown Property, (A) an ALTA Survey, (B) a Phase I Environmental Site Assessment and (C) an appraisal.  All of the foregoing items are collectively referred to as the “Post-Closing Real Estate Deliverables.”  To the extent that any of the Post Closing Real Estate Deliverables disclose or reveal any condition at the Hagerstown Property which, in Administrative Agent’s reasonable discretion, is or could have a Material Adverse Effect with respect to the Hagerstown Property, any Obligor or any Mortgage, then Borrowers shall, within thirty (30) days of Administrative Agent’s notice of such condition, remediate and cure such condition to the reasonable satisfaction of Administrative Agent. Borrowers shall execute and deliver such affidavits, certificates, documents and statements as required by Administrative Agent and/or any title insurer in connection with Administrative Agent obtaining any such Post-Closing Real Estate Deliverables.
(vi)Borrowers shall reimburse Administrative Agent for the cost of obtaining each of the Post Closing Real Estate Deliverables (such amounts, the “Post-Closing Real Estate Deliverables Expenses”) and has escrowed with Administrative Agent on the date hereof, the sum of $17,825.00 (such amount, the “Post-Closing Real Estate Deliverables Expenses Deposit”) to be applied toward the Post-Closing Real Estate Deliverables Expenses.  To the extent the Post-Closing Real Estate Deliverables Expenses Deposit exceeds the total amount of Post-Closing Real Estate Deliverables Expenses, then Administrative Agent will refund such balance to Borrowers. To the extent the Post-Closing Real Estate Deliverables Expenses exceed the total amount of Post-Closing Real Estate Deliverables Expenses Deposit, then Borrowers will reimburse Administrative Agent for such deficiency within thirty (30) days of Administrative Agent’s request therefor.
(vii)Within (A) fifteen (15) days after the Closing Date, Borrowers shall deliver to Administrative Agent evidence that the Hagerstown Deed of Trust has been submitted for recording in the Washington County, Maryland land records and (B) within sixty (60) days after the Closing Date, Borrowers shall deliver to Administrative Agent evidence of the recording of the Hagerstown Deed of Trust in the Washington County, Maryland land records, but which sixty (60) day period shall be extended by Administrative Agent for an additional reasonable period, provided Borrowers are using commercially reasonable efforts to retrieve and forward such recorded Hagerstown Deed of Trust to Administrative Agent.
1.17Moratorium Period.
(a)The Borrowers shall provide Administrative Agent with the following agreements and arrangements, as requested, that address the moratorium on transfer or a controlling ownership interest of a Cannabis License in the State of Maryland for three (3) years, or such longer period as may be required by the Maryland Medical Cannabis Commission or its successor agency, the Maryland Alcohol and Tobacco Commission (collectively the “MMCC”) or any applicable law, from the date the applicable Cannabis License became actively engaged in the cultivation, processing, and/or dispensing of cannabis (i.e., became an active user in the State of Maryland’s seed-to-sale tracking system, METRC) (the “Moratorium Period”), undated and executed agreements which would spring into effect following an Event of Default and MMCC Approval: (i) Management Services Agreement, pursuant to which, Administrative Agent or its designee(s), subject in each case to MMCC Approval, is authorized to exclusively manage any Maryland licensed marijuana business of the Borrowers in exchange for 100% of the profits of such operations, substantially in the form attached hereto as Exhibit E (the “Management Services Agreement”); and (ii) an Option Agreement, exercisable following the end of the Moratorium Period, subject in each case to MMCC Approval, pursuant to which, Administrative Agent, or its designee(s), can preserve Lenders’ rights in the equity pledged as Collateral during the Moratorium Period, substantially in the form attached hereto as Exhibit F (the “Option Agreement”). The Borrowers will fully cooperate with Administrative Agent with respect to the foregoing. The Borrowers acknowledge that the foregoing protections and agreements are necessary for Administrative Agent and Lenders to preserve their rights under the Loan Documents and but for such protections and agreements, Administrative Agent and Lenders would not have entered into this Agreement.
(b)The Borrowers and Administrative Agent further agree, however, that the Management Services Agreements and the Option Agreements shall cease to be necessary upon the expiration of the Moratorium Period or upon the effectiveness of a change in the applicable law that permits holders of Cannabis Licenses to grant a security interest therein. As a result, upon request of a Borrower after (1) the expiration of the Moratorium Period, and/or (2) the effectiveness of a change in applicable law, Administrative Agent shall promptly enter into and deliver such documents or instruments as are necessary to terminate such agreements.
1.18Joinder of Inactive Holdco Subsidiaries. Prior to any Inactive Holdco Subsidiaries acquiring any material assets or commencing any business operations, Administrative Agent shall have received prior written notice and such Inactive Holdco Subsidiary shall by joinder become a Borrower party hereto and to all other applicable Loan Documents, within fifteen (15) days thereafter, as applicable.
SECTION 7.NEGATIVE COVENANTS
At all times prior to the later of the Maturity Date and the date of payment in full of the Obligations and termination of the Loan Documents, no Obligor shall:
1.1Fundamental Changes. (a) Merge, reorganize or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions; (b) conduct business under any fictitious name except for any fictitious name shown in the Information Certificate; (c) change its federal employer identification number; (d) change its legal name, state of incorporation or formation, organizational identification number or structure without having first provided at least 30 days prior written notice to Administrative Agent and complying with all reasonable requirements of Administrative Agent in regard thereto; (e) relocate its chief executive office or principal place of business without having first provided at least 30 days prior written notice to Administrative Agent and complying with Section 6.8; (f) create or acquire any Subsidiary; or (g) amend, modify or otherwise change any of the terms or provisions in any of its Organic Documents.
1.2Conduct of Business. Suspend or otherwise discontinue all or any material part of its business operations for any other reason; other than the movement of assets in the Ordinary Course of Business in compliance with applicable US State Cannabis Laws, move, transfer or otherwise locate any assets used at, acquired to be used at, arising from, located at or relating to the facilities and operations conducted at any property encumbered by any Mortgage to any other property or engage in any business other than the business engaged in by it on the Closing Date.
1.3Liens. Create, incur or suffer to exist any Lien on any of its assets other than Permitted Liens.

1.4Investments; Asset Dispositions.
(a)Purchase, own, invest in or otherwise acquire, directly or indirectly, (i) any Equity Interests (including the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, (ii) substantially all or a portion of the business or assets of any other Person or any division or line of business thereof or (iii) any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:
1.the creation or capitalization of Subsidiaries provided that such Subsidiary shall be joined as a Borrower pursuant to Section 6.13(b) hereof;
2.extension of trade credit in the Ordinary Course of Business;
3.Permitted Acquisitions, subject to the restriction set forth in Section 7.5;
4.Investments pursuant to the Artis MIPAs;
5.reimbursement of expenses to officers or employees of Obligors in the Ordinary Course of Business; and
6.any Obligor may make deposits into Deposit Accounts and Securities Accounts permitted by Sections 6.9 and 7.10.
(b)Make any Asset Disposition (real or personal, tangible or intangible) other than Permitted Asset Dispositions.
1.5Indebtedness. Create, incur, guarantee or suffer to exist any Indebtedness other than Permitted Indebtedness.
1.6Restricted Payments. Other than (i) distributions to minority owners of Mia Development LLC, Mari Holdings Metropolis LLC and Mari Holdings MD LLC in an aggregate amount not to exceed $1,000,000 per calendar year and (ii) the payment of management fees from one Borrower to another Borrower or a Subsidiary of a Borrower, subject to the Intercompany Subordinated Note, directly or indirectly declare or make any Restricted Payment or set aside any funds for any such purpose.
1.7ERISA. Withdraw from participation in, permit any full or partial termination of or permit the occurrence of any other event with respect to any Plan maintained for the benefit of an Obligor’s employees under circumstances that could reasonably be expected to result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to any entity which provides funds for such Plan; or withdraw from any Plan described in Section 4001(a)(3) of ERISA which covers an Obligor’s employees.
1.8Tax and Accounting Matters. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of such Person; make any significant change in accounting treatment, accounting methods or reporting practices, except as required by GAAP; or establish a fiscal year different than the Fiscal Year.
1.9Intellectual Property. (a) Allow any of its material Intellectual Property to be abandoned, forfeited or dedicated to the public or (b) suffer any material claim of infringement unless Obligors have notified Administrative Agent of such claim within three Business Days, and such claim is dismissed within 90 days from initiation thereof or such Obligor has provided evidence satisfactory to Administrative Agent that such proceedings are without merit and adequate reserves have been established in accordance with GAAP.
1.10Maintenance of Accounts. Maintain any Deposit Account, Securities Account or Commodity Account (other than Excluded Accounts), unless (a) required by or in accordance with Section 6.9 or (b) such Deposit Account, Securities Account or Commodity Account is subject to a Controlled Account.
1.11Capital Expenditures. Make or incur Capital Expenditures outside of the Ordinary Course of Business.

1.12Compensation. Increase the total compensation paid to its officers or directors (or any of their relatives), including salaries, withdrawals, fees, bonuses, commissions, profits distributions drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any Fiscal Year during the term of this Agreement except as approved by the Compensation Committee of the Board. With respect to future Authorized Officers, Obligors will enter into appropriate noncompetition and confidentiality agreements as deemed necessary by Obligors.
1.13Changes to Material Contracts; Other Documents. (a) Amend, supplement or otherwise modify, or waive any material right under, any material contract or suffer or permit any other Person to do so if such amendment supplement or modification could reasonably be expected to have an adverse effect on any material portion of the Collateral or the Liens of Administrative Agent, or (b) enter into any collective bargaining agreement, management agreement or consulting agreement after the date hereof; provided that management and consulting agreements may be entered into on arm’s length terms in the Ordinary Course of Business.
1.14Inconsistent Agreements. Enter into any contract or agreement which would violate the terms hereof or any other Loan Document or enter into any agreement with covenants more restrictive than the covenants set forth in the Loan Documents unless the Loan Documents are concurrently modified with the execution and delivery of such other agreement to include such covenants.
1.15Leases and Sale-Leasebacks. Engage in any sale-leaseback, synthetic lease or similar transaction or enter into any residential lease with a term longer than two years.
1.16Issuance of Equity Interests. Other than Equity Interests of Parent, issue any Equity Interests convertible into or exercisable for units of Equity Interests of such Obligor.
1.17Arms-Length Transactions. Engage in any transaction with any of any Obligor’s officers, directors, managers, employees or Affiliates, except for an “arms-length” transaction on terms no less favorable to such Obligor than would be granted to such Obligor in a transaction with a Person who is not an Affiliate of such Obligor, which transaction shall be approved by such Obligor’s disinterested directors, members or managers and shall be disclosed in a timely manner to Administrative Agent prior to the consummation of such transaction.
1.18Negative Pledge. Enter into, directly or indirectly, any agreement (other than the Loan Documents) with any Person that prohibits or restricts or limits the ability of any Obligor or any Subsidiary thereof to create, incur, pledge or suffer to exist any Lien upon any of its respective assets, or restricts the ability of any Subsidiary of any Obligor to pay Distributions to such Obligor.
1.19Other Indebtedness. (a) Make any payment with respect to any Permitted Indebtedness (other than the Obligations), other than regularly-scheduled payments of principal and interest as set forth in the documents evidencing such Permitted Indebtedness so long as no Event of Default has occurred or is continuing or (b) amend or otherwise modify any document evidencing Permitted Indebtedness (other than the Obligations).
1.20Passive Holdcos. In the case of each Passive Holdco Subsidiary, notwithstanding anything to the contrary in this Agreement or any other Loan Document, conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations or own any assets other than activities incidental to the maintenance of its existence and compliance with applicable laws.
SECTION 8.EVENTS OF DEFAULT; REMEDIES
1.1Events of Default. The occurrence or existence of any one or more of the following events or conditions shall constitute an Event of Default under this Agreement:
(a)Borrowers shall fail to pay when due the principal amount of any of the Obligations (whether due at stated maturity, on demand, upon a Change of Control, Change in Law, acceleration or otherwise), or any Obligor or Individual Limited Guarantor shall fail to pay any other Obligations when due.
(b)Any Obligor fails or neglects to perform, keep or observe any covenant contained in Section 3.5, 6.1, 6.2, 6.3, 6.5, 6.7, 6.9, 6.12, 6.13, 6.15, 6.16 or SECTION 7.

(c)Any Obligor fails or neglects to perform, keep or observe any other covenant contained in this Agreement or any other Loan Document if the breach of such other covenant is not cured to Administrative Agent’s satisfaction within 30 days after the occurrence thereof.
(d)Any representation, statement, report or certificate made or delivered by any Obligor or Individual Limited Guarantor to Administrative Agent or any Lender under this Agreement, any other Loan Document or otherwise is not true and correct, in any material respect, when made, deemed made or furnished.
(e)An Insolvency Proceeding (i) is commenced against any Obligor and is not dismissed within 45 days thereafter or (ii) is commenced by any Obligor or Individual Limited Guarantor.
(f)One or more judgments in excess of $4,000,000, which have not been paid and satisfied in full within thirty (30) days thereafter from insurance proceeds covering such judgement, shall be entered against any Obligor and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) results in the creation or imposition of a Lien upon any of the Collateral that is not a Permitted Lien.
(g)There is a default, after the expiration of any applicable cure period, under any agreement, mortgage or indenture to which any Obligor is a party with a Person with an outstanding balance owed in excess of $2,000,000, if as a result of such default the Indebtedness or other obligation evidenced or secured by any such agreement may be accelerated or demand for payment thereof may be made.
(h)Any Guarantor or Individual Limited Guarantor revokes or attempts to revoke any Loan Document signed by such Guarantor or Individual Limited Guarantor; repudiates or disputes such Guarantor’s or Individual Limited Guarantor’s liability thereunder; is in default under the terms thereof; or fails to confirm in writing, promptly after receipt of Administrative Agent’s written request therefor, such Guarantor’s or Individual Limited Guarantor’s ongoing liability under the any Loan Document in accordance with the terms thereof.
(i)A Reportable Event (consisting of any of the events set forth in Section 4043(b) of ERISA) shall occur which Administrative Agent, in its discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Obligor is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Plan resulting from any Borrower’s, such other Obligor’s, complete or partial withdrawal from such Plan.
(j)Any Obligor or Individual Limited Guarantor shall challenge in any action, suit or other proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Administrative Agent, or any of the Loan Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Administrative Agent in accordance with the terms thereof.
(k)A significant change in the Authorized Officers shall occur, and a replacement, or replacements, satisfactory to Administrative Agent, have not been employed within 120 days of such change.
(l)[Reserved.]
(m)Any Obligor or Individual Limited Guarantor shall engage in any Restricted Cannabis Activity.
(n)Any material Permit of an Obligor shall be revoked, fail to be renewed, suspended or otherwise terminated, or any Obligor shall fail to be eligible for any reason to obtain any Permit necessary for the operation of the Business consistent with past practice.
(o)Any Obligor shall fail to be eligible for any reason to obtain any Permit necessary or desirable in the Ordinary Course of Business in any material respect.

(p)Any Obligor or Authorized Officer or control person thereof (i) shall have been found guilty of an act of fraud or shall have been convicted of a felony crime, or (ii) shall have become subject to any civil or criminal prosecution, enforcement, asset forfeiture or any other civil or criminal enforcement action or proceeding brought by any US federal Governmental Authority with respect to an alleged breach of US Federal Cannabis Law or by any State or local Governmental Authority with respect to any alleged breach of US State Cannabis Law.
(q)Any Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid, perfected and, except to the extent permitted by the terms hereof, first priority Lien on or security interest in the Collateral covered hereby or thereby.
(r)[Reserved].
(s)[Reserved].
(t)An event occurs that has a Material Adverse Effect.
(u)Administrative Agent for any reason in good faith deems Secured Creditors insecure with respect to repayment of any Obligation.
(v)Any material assets of any Obligor shall be attached, seized, levied upon or subjected to a writ or distress warrant, or a material loss of Collateral in excess of insurance coverage shall occur.
(w)Any Person party to a subordination or intercreditor agreement in favor of or with Administrative Agent (other than, in each case, Administrative Agent) shall challenge in any action, suit or other proceeding the validity or enforceability of such Loan Document, the legality or enforceability of any of any Person’s obligations thereunder or the perfection or priority of any Lien granted to Administrative Agent, or such subordination or intercreditor agreement ceases to be in full force or effect for any reason other than a full or partial waiver or release by Administrative Agent and Lenders in accordance with the terms thereof.
1.2Remedies. Upon or after the occurrence of an Event of Default, Administrative Agent may, in its discretion, and Administrative Agent shall, at the direction of Required Lenders, in each case, without notice to or demand upon any Obligor or Individual Limited Guarantor, do any one or more of the following:
(a)Declare all Obligations, whether arising pursuant to this Agreement or otherwise, due, whereupon the same shall become without further presentment, protest, notice or demand (all of which presentment, protest, notice and demand each Obligor expressly waives) immediately due and payable (provided, that, upon the occurrence of any Event of Default described in Section 8.1(e), all Obligations shall automatically become immediately due and payable without further presentment, protest, notice or demand (all of which presentment, protest, notice and demand each Obligor expressly waives)), and Borrowers shall pay to Administrative Agent, for the benefit of Secured Creditors, the entire outstanding aggregate principal balance of, and accrued and unpaid interest on, the Loans and all other Obligations plus reasonable attorneys’ fees and its court costs if such principal and interest are collected by or through an attorney-at-law;
(b)Cease advancing any money or extending any credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrowers and Administrative Agent or any Lender;
(c)Notify Account Debtors owing Accounts to any Obligor or lessees of any Obligor that their Accounts have been assigned to Administrative Agent, for the benefit of Secured Creditors, and that Administrative Agent, for the benefit of Secured Creditors, has a security interest therein, collect them directly and charge the collection costs and expenses to the applicable Loan Account, and such costs and expenses shall constitute Obligations secured by the Collateral;
(d)Require each Obligor to (i) provide prompt written notice to its current banks to transfer all items, collections and remittances to a Controlled Account or as otherwise directed by Administrative Agent, (ii) provide prompt written notice to each Account Debtor that Administrative Agent has been granted a Lien upon all Accounts applicable to such Account Debtor and shall direct each

Account Debtor to make payments to a Controlled Account or as otherwise directed by Administrative Agent, and each Obligor hereby authorizes Administrative Agent to send any and all similar notices and directions to such Account Debtors, and (iii) do anything further that may be lawfully required by Administrative Agent to create and perfect Administrative Agent’s Lien on any Collateral and effectuate the intentions of the Loan Documents;
(e)Without the requirement of notice to or upon any Obligor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law), (i) with respect to any of Obligors’ Deposit Accounts in which Administrative Agent’s Liens are perfected by control under Section 9-104 of the UCC, instruct the bank maintaining such Deposit Account for the applicable Obligor to pay the balance of such Deposit Account to or for the benefit of Administrative Agent, and (ii) with respect to any of Obligors’ Securities Accounts in which Administrative Agent’s Liens are perfected by control under Section 9-106 of the UCC, instruct the securities intermediary maintaining such Securities Account for the applicable Obligor to (A) transfer any cash in such Securities Account to or for the benefit of Administrative Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Administrative Agent;
(f)Subject to applicable US State Cannabis Laws, take immediate possession of any Collateral, wherever located; require Obligors to assemble the Collateral, at Obligors’ expense, and make it available to Administrative Agent at a place designated by Administrative Agent; and enter any premises where any of the Collateral may be located and keep and store the Collateral on said premises until sold (and if said premises are the property of any Obligor, then each Obligor agrees not to charge any Secured Creditor for storage or other use thereof);
(g)With or without having the Collateral at the time or place of sale, but subject to applicable US State Cannabis Laws, sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Administrative Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Administrative Agent shall give the applicable Obligor reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to such Obligor at least 10 days prior to such sale or sales is reasonable notification. At any public sale Administrative Agent or any Lender may bid (including credit bid) for and become the purchaser, and Administrative Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Obligor;
(h)(i) With notice to the applicable Obligor, and subject to applicable US State Cannabis Laws, exercise all voting rights, and all other ownership or consensual rights, in respect of the Equity Interests pledged by such Obligor, but under no circumstances is Administrative Agent obligated by the terms of this Agreement or any other Loan Document to exercise such rights, and (ii) if Administrative Agent duly exercises its right to vote any of such Equity Interests in accordance with clause (i) above, each Obligor hereby appoints Administrative Agent such Obligor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Equity Interests in any manner Administrative Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable;
(i)Subject to applicable US State Cannabis Laws, petition for and obtain the appointment of a receiver, without notice of any kind whatsoever, to take possession of any or all of the Collateral and business of each Obligor and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver;
(j)Set off any cash of any Obligor in the possession of Administrative Agent or any Lender, and apply the balances therein to the payment of the Obligations;

(k)Exercise any and all rights and remedies provided for herein, under the other Loan Documents, under the Uniform Commercial Code (including the UCC) and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral or any other assets on which Administrative Agent has a Lien pursuant to the Loan Documents by any available judicial procedure or to take possession of and sell any or all of the Collateral or any other assets on which Administrative Agent has a Lien pursuant to the Loan Documents with or without judicial process; and
(l)Following the occurrence of a Material Event of Default, record the Escrowed Deed of Trust at the sole cost of Borrowers who shall reimburse any invoiced expenses relative thereto within 3 Business Days of receipt thereof.
Upon the occurrence and continuation of an Event of Default, subject to applicable US State Cannabis Laws, Administrative Agent shall have the right to appoint a receiver for the property of any Obligor or a chief restructuring officer for the operation of any Obligor, and Obligors hereby consent to such rights and such appointment and hereby waive any objection Obligors may have thereto or the right to have a bond or other security posted by Administrative Agent in connection therewith.
Administrative Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of compensation to any Obligor or any other Person) any or all of each Obligor’s patents, trademarks, tradenames and copyrights and all of each Obligor’s computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels and packaging materials, and any property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Obligor’s rights under all licenses and franchise agreements shall inure to Administrative Agent, for the benefit of Secured Creditors.
    The proceeds realized from any sale or other disposition of any Collateral shall be applied, after allowing two (2) Business Days for collection, as provided in Section 2.4(d).
1.3Cumulative Rights; No Waiver. All covenants, conditions, warranties, guaranties, indemnities and other undertakings of Obligors in any of the Loan Documents shall be deemed cumulative, and Administrative Agent and each Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC or other applicable law. No exercise by Administrative Agent or any Lender of one right or remedy shall be deemed an election, and no waiver by Administrative Agent or any Lender of any Default or Event of Default on one occasion shall be deemed to be a continuing waiver or applicable to any other occasion. No delay by Administrative Agent or any Lender shall constitute a waiver, election or acquiescence by Administrative Agent or such Lender in any failure by any Borrower, any other Obligor or Individual Limited Guarantor strictly to comply with its obligations under the Loan Documents.
SECTION 9.GUARANTY
1.1Guaranty. Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations. Each payment made by each Guarantor pursuant to this Section 9 shall be made in lawful money of the United States in immediately available funds, (a) without set-off or counterclaim and (b) free and clear of and without deduction or withholding for or on account of any Taxes.
1.2Waivers. Each Guarantor hereby absolutely, unconditionally and irrevocably waives (a) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (b) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (c) appointment of a receiver or keeper by Administrative Agent to take possession of Collateral and to enforce its remedies (including the identify of such receiver), (d) any requirement that Administrative Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any other Guarantor, or any Person or any Collateral, (e) any other action, event or precondition to the enforcement hereof or the performance by any Guarantor of the Obligations, (f) all suretyship defenses and (g) any defense arising by any lack of capacity or authority or any other defense of any Borrower or any other Guarantor or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations.
1.3No Defense. No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any other Loan Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.
1.4Guaranty of Payment. The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of Borrowers, any other Guarantor or any other Person, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Section 9, irrespective of whether any action is brought against any Borrower or any other Guarantor or other Persons or whether any Borrower, any other Guarantor or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Administrative Agent or any Lender to any security held for payment of the any Obligations or to any balance of any Deposit Account or credit on the books of Administrative Agent or any Lender in favor of any Borrower, any other Guarantor or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Administrative Agent’s or any Lender’s right to proceed in any other form of action or proceeding or against any other Person unless Administrative Agent or such Lender has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Administrative Agent or any Lender against any Borrower, any other Guarantor or any other Person under any document evidencing or securing Indebtedness or any other obligation of any Borrower or any other Guarantor shall diminish the liability of any Guarantor hereunder, except to the extent Administrative Agent or such Lender receives actual payment on account of the Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of such Guarantor in respect of any Borrower, any other Guarantor or any other Person.
1.5Indemnity. As an original and independent obligation under this Agreement, each Guarantor shall, jointly and severally, with the other Guarantors, (a) indemnify Administrative Agent and each Lender and keep Administrative Agent and each Lender indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by any party to make due and punctual payment of any of the Obligations or resulting from any of the Obligations being or becoming void, voidable, unenforceable or ineffective against any Borrower (including all legal and other costs, charges and expenses incurred by Administrative Agent and each Lender, or any of them in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Agreement and the other Loan Documents), and (b) pay on demand the amount of such costs, losses, expenses and liabilities whether or not Administrative Agent or any Lender has attempted to enforce any rights against any Borrower or any other Person or otherwise.
1.6Liabilities Absolute. The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity or unenforceability of the Obligations, any other Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:
(a)any change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any other Loan Document, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise;
(b)any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(c)the failure of Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or any Guarantor or any other Person under the provisions of this Agreement or any other Loan Document or any other document or instrument executed and delivered in connection herewith or therewith;
(d)any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of obligation (whether due or not) of any Borrower or any Guarantor to creditors of any Borrower or any Guarantor other than Borrower or any Guarantor;
(e)any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Borrower or any Guarantor; and
(f)any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder or the obligations of any Guarantor, or a defense to, or discharge of, any Borrower, any Guarantor or any other Person or party hereto or the Obligations or otherwise with respect to the Loans or other financial accommodations to any Borrower pursuant to this Agreement or the other Loan Documents.
1.7Waiver of Notice. Each Secured Creditor shall have the right to do any of the above without notice to or the consent of Guarantors and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to the Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor that might arise as a result of such actions.
1.8Secured Creditors’ Discretion. Subject to Section 10.11, each Secured Creditor may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.
1.9Reinstatement.
(a)The provisions of this Section 9 shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Administrative Agent or any Lender for repayment or recovery of any amount or amounts received by it in payment or on account of any of the Obligations and it repays all or part of said amount for any reason whatsoever, including by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Borrower or any other Obligor); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and such Guarantor shall be and remain liable to Administrative Agent or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).
(b)No Secured Creditor shall be required to marshal any assets in favor of any Guarantor, or against or in payment of any Obligations.
(c)No Guarantor shall be entitled to claim against any present or future security held by any Secured Creditor from any Person for the Obligations in priority to or equally with any claim of such Secured Creditor, or assert any claim for any liability of any Borrower or any other Guarantor to such Guarantor, in priority to or equally with claims of any Secured Creditor for the Obligations, and Guarantors shall not be entitled to compete with any Secured Creditor with respect to, or to advance any equal or prior claim to any security held by any Secured Creditor for the Obligations.
(d)If any Borrower or any Guarantor makes any payment to any Secured Creditor, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.
(e)All present and future monies payable by any Borrower to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Administrative Agent, for the benefit of Secured Creditors, as security for the liability of such Guarantor to Administrative Agent and Lenders hereunder and are postponed and subordinated to Secured Creditors’ prior right to payment in full of Obligations. All monies received by any Guarantor from any Borrower or any other Guarantor shall be held by such Guarantor as agent and trustee for Secured Creditors. This assignment, postponement and subordination shall only terminate when the Obligations are paid in full in cash and this Agreement is irrevocably terminated.
(f)Each Borrower and each Guarantor acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any Guarantor without the prior written consent of Administrative Agent. Each Borrower and each Guarantor agree to give full effect to the provisions hereof.
1.10Action Upon Event of Default. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent or Lenders may, without notice to or demand upon any Borrower, any Guarantor or any other Person, declare any obligations of any Guarantor under this Section 9 immediately due and payable, and shall be entitled to enforce the obligations of each Guarantor under this Section 9. Upon such declaration by Administrative Agent or Lenders, Administrative Agent and Lenders are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisions or final) at any time held and other Indebtedness or other liabilities at any time owing by Administrative Agent or Lenders to or for the credit or the account of such Guarantor against any and all of the obligations of such Guarantor now or hereafter existing hereunder, whether or not Administrative Agent or Lenders shall have made any demand hereunder against any Borrower or any other Person and although such obligations may be contingent and unmatured. The rights of Administrative Agent and Lenders hereunder are in addition to other rights and remedies (including other rights of set-off) which Administrative Agent and Lenders may have. Upon such declaration by Lenders, with respect to any claims (other than those claims referred to in the immediately preceding paragraph) of each Guarantor against any Borrower or any other Guarantors (for purposes of this Section 9.10, the “Claims”), each Secured Creditor shall have the full right on the part of such Secured Creditor in its own name or in the name of such Guarantor to collect and enforce such Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, each Secured Creditor and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of such Guarantor any instrument for the payment of money. Each Guarantor will receive as trustee for Secured Creditors and will pay to Secured Creditors forthwith upon receipt thereof any amounts which such Guarantor may receive from any Borrower or any other Guarantor on account of the Claims. Each Guarantor agrees that at no time hereafter will any of the Claims be represented by any notes or other negotiable instruments or writings, except and in such event they shall either be made payable to Administrative Agent, or if payable to such Guarantor, shall forthwith be endorsed by such Guarantor to Administrative Agent. Each Guarantor agrees that no payment on account of the Claims or any security interest therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by such Guarantor.
1.11Statute of Limitations. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Borrower or any other Obligor or others (including any Lender) with respect to any of the Obligations shall, if the statute of limitations in favor of an Obligor against Administrative Agent or Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.
1.12Interest. All amounts due, owing and unpaid from time to time by any Guarantor under this Section 9, to the extent such amounts do not otherwise include interest accruing on the outstanding

Obligations to the date all such amounts are actually paid by such Obligor, shall bear interest at the interest rate then chargeable with respect to the Loans.
1.13Guarantor’s Investigation. Each Guarantor acknowledges receipt of a copy of each of this Agreement and the other Loan Documents. Each Guarantor has made an independent investigation of each Borrower and each other Obligor and of the financial condition of each Borrower and each other Obligor. Neither Administrative Agent nor any Lender has made, and neither Administrative Agent nor any Lender does make, any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Borrower, any other Obligor or any other Guarantor, nor has Administrative Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Borrower or any other Obligor to which this Section 9 applies as specifically herein set forth, nor has Administrative Agent or any Lender or any officer, agent or employee of Administrative Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and each Guarantor expressly disclaims reliance on any such representations or warranties.
1.14Limitation of Liability. Each Guarantor, and, by its acceptance of the Guaranty hereunder, Administrative Agent and each Lender hereby confirm that it is the intention of all such Persons that the Guaranty hereunder and the Obligations of such Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the UFTA, the UFCA or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law to the extent applicable to the Guaranty hereunder and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, Administrative Agent and each Lender, by its acceptance of the Guaranty hereunder, and each Guarantor hereby irrevocably agree that the Obligations of Guarantor under the Guaranty hereunder at any time shall be limited to the maximum amount as will result in the Obligations of Guarantor under the Guaranty hereunder not constituting a fraudulent transfer or conveyance.
1.15Subrogation, Contribution, Etc.
(a)To the extent that any Guarantor shall, under the Guaranty hereunder, make a payment (each, a “Guarantor’s Payment”) of a portion of the Obligations, then, without limiting its rights of subrogation against any Borrower, such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, the Contributing Parties in an amount, for each such Contributing Party, equal to a fraction of such Guarantor’s Payment, the numerator of which fraction is such Contributing Party’s Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.
(b)As of any date of determination, the “Allocable Amount” of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Guarantor’s Payment without (i) rendering such Contributing Party “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code or Section 2 of the UFTA or the UFCA, (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA. The provisions of this Section 9.15 shall in no respect limit the obligations and liabilities of each Guarantor to Secured Creditors, and each Guarantor shall remain liable to Secured Creditors for the full amount guaranteed by such Guarantor hereunder.
(c)Notwithstanding anything to the contrary in this Section 9.15 or otherwise, each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Guarantor may now or hereafter have against Borrowers or the other Guarantors or any other Person directly or contingently liable for the Obligations, or against or with respect to the property or any Borrower or any other Guarantor (including any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.
1.16Termination. The provisions of this Section 9 shall remain in effect until the indefeasible payment in full in cash of all Obligations and irrevocable termination of this Agreement.

SECTION 10.ADMINISTRATIVE AGENT
1.1Appointment. Each Lender (and, if applicable, each other Secured Creditor) hereby appoints Chicago Atlantic as its Administrative Agent under and for purposes of each Loan Document and hereby authorizes Administrative Agent to act on behalf of such Lender (or, if applicable, each other Secured Creditor) under each Loan Document and, in the absence of other written instructions from Lenders pursuant to the terms of the Loan Documents received from time to time by Administrative Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Anything contained in any of the Loan Documents to the contrary notwithstanding, Administrative Agent, each other Secured Creditor and each Obligor hereby agree that (a) no Secured Creditor shall have any right individually to realize upon any of the Collateral or to enforce the Security Agreement or any other Loan Documents, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Secured Creditors in accordance with the terms hereof, and all powers, rights and remedies under the Loan Documents may be exercised solely by Administrative Agent, and (b) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Administrative Agent, as agent for and representative of Secured Creditors (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations (including Obligations owed to any other Secured Creditor) as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale or other disposition.
1.2Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.
1.3Exculpatory Provisions. Neither Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or willful misconduct) or (b) responsible in any manner to any Lender or any other Secured Creditor for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Obligor or other Person to perform its obligations hereunder or thereunder. Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor.
1.4Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Obligors), independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat the payee of any note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders (or, if so specified by this Agreement, all or other requisite Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and all future holders of the Loans and all other Secured Creditors.
1.5Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, except with respect to any Default or Event of Default in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent has received notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Administrative Agent receives such a notice, Administrative Agent shall give notice thereof to Lenders. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as Administrative Agent shall deem advisable in the best interests of Secured Creditors.
1.6Non-Reliance on Administrative Agent and other Lenders. Each Lender (and, if applicable, each other Secured Creditor) expressly acknowledges that neither Administrative Agent, nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to it and that no act by Administrative Agent hereafter taken, including any review of the affairs of an Obligor or any Affiliate of an Obligor, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender or any other Secured Creditor. Each Lender (and, if applicable, each other Secured Creditor) represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent or any other Lender or any other Secured Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Obligors and their Affiliates and made its own decision to make its Loans hereunder. Each Lender (and, if applicable, each other Secured Creditor) also represents that it will, independently and without reliance upon Administrative Agent or any other Lender or any other Secured Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Obligors and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Creditor with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Obligor or any Affiliate of an Obligor that may come into the possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.
1.7Indemnification. Lenders agree to indemnify Administrative Agent in its capacity as such (to the extent not reimbursed by Obligors and without limiting the obligation of Obligors to do so), ratably according to their respective Total Credit Exposure in effect on the date on which indemnification is sought under this Section 10.7 (or, if indemnification is sought after the date upon which the Loan Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Total Credit Exposure immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of, the Loan

Commitments, this Agreement, any of the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from Administrative Agent’s gross negligence, bad faith or willful misconduct. The agreements in this Section 10.7 shall survive the payment of the Loans and all other amounts payable hereunder.
1.8Administrative Agent in Its Individual Capacity. Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Obligor as though Administrative Agent were not Administrative Agent. With respect to its Loans made or renewed by it, Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not Administrative Agent, and the terms “Lender”, “Lenders”, “Secured Creditor” and “Secured Creditors” shall include Administrative Agent in its individual capacity.
1.9Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon twenty (20) days’ prior written notice to Lenders and Borrowers. If Administrative Agent shall resign as Administrative Agent in its applicable capacity under this Agreement and the other Loan Documents, then Required Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of Administrative Agent in its applicable capacity, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent in its applicable capacity shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no applicable successor agent has accepted appointment as Administrative Agent in its applicable capacity by the date that is 20 days following such retiring Administrative Agent’s notice of resignation, such retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and Lenders shall assume and perform all of the duties of Administrative Agent hereunder until such time, if any, as Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, Chicago Atlantic may resign as Administrative Agent, and choose a successor for such capacity, without notice to, or the consent of, Lenders (including Required Lenders) if such successor is an Affiliate of Chicago Atlantic.
1.10Administrative Agent Generally. Except as expressly set forth herein, Administrative Agent shall not have any duties or responsibilities hereunder in its capacity as such.
1.11Restrictions on Actions by Secured Creditors; Sharing of Payments.
(a)Each Lender agrees that it shall not, without the express written consent of Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Administrative Agent, set off against the Obligations, any amounts owing by such Lender to any Obligor or any deposit accounts of any Obligor now or hereafter maintained with such Lender. Each Lender further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Obligor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(b)Subject to Section 11.20, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender’s pro rata share of all such distributions by Administrative Agent, such Lender promptly shall (A) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their pro rata shares; provided that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
(c)The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Creditor that is not Administrative Agent or a Lender as long as, by accepting such benefits, such Secured Creditor agrees, as among Administrative Agent and all other Secured Creditors, that such Secured Creditor is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to Administrative Agent) this Section 10, including Sections 10.11(a) and 10.11(b), and the decisions and actions of Administrative Agent and Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of Lenders) to the same extent a Lender is bound; provided that, notwithstanding the foregoing, (i) except as set forth specifically herein, Administrative Agent and each Lender shall be entitled to act in its discretion, without regard to the interest of such Secured Creditor, regardless of whether any Obligation to such Secured Creditor thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Creditor or any such Obligation and (ii) except as specifically set forth herein, such Secured Creditor shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.
(d)Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by any Borrower or any other Obligor at such time, where such payment is a Rescindable Amount, then in any such event, such Lender receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.
1.12Collateral.
(a)Administrative Agent hereby appoints each other Secured Creditor as its agent and as sub-agent for the other Secured Creditors (and each Secured Creditor hereby accepts such appointment) for the purpose of perfecting all Liens with respect to the Collateral, including with respect to assets which, in accordance with Article 8 or Article 9, as applicable, of the Uniform Commercial Code of any applicable state can be perfected only by possession or control. Should any Secured Creditor obtain possession or control of any such Collateral, such Secured Creditor shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver possession or control of such Collateral to Administrative Agent and take such other actions as agent or sub-agent in accordance with Administrative Agent’s instructions to the extent, and only to the extent, so authorized or directed by Administrative Agent.
(b)Each Secured Creditor acknowledges that the Loans, all other Obligations and all interest, fees and expenses hereunder constitute one indebtedness, secured by all of the Collateral. Each Lender hereby directs, in accordance with the terms of this Agreement and the other Loan Documents, as applicable, Administrative Agent to release any Lien held by Administrative Agent in connection with this Agreement and the other Loan Documents against all of the Collateral upon the payment in full of the Obligations and termination of this Agreement.
(c)Each Lender hereby directs Administrative Agent to execute and deliver or file or authorize the filing of such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.12 promptly upon the effectiveness of any such release. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.12.
1.13Enforcement by Administrative Agent.
(a)All rights of action under this Agreement, the Notes and the other Loan Documents shall be instituted, maintained, pursued or enforced by Administrative Agent. Any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in Administrative Agent’s name without the necessity of joining any of the other Lenders. In any event, the recovery of any judgment by Administrative Agent shall be for the ratable benefit of all Secured Creditors, subject to the reimbursement of expenses and costs of Administrative Agent.
(b)Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent, its agents, financial advisors and counsel) and the other Secured Creditors hereunder allowed in any judicial proceedings relative to any Obligor or Individual Limited Guarantor, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims, and any custodian in any such judicial proceedings is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due to Administrative Agent for the reasonable compensation, expenses, disbursements and advances of Administrative Agent, its agents, financial advisors and counsel, and any other amounts due Administrative Agent under this Agreement or any other Loan Document. Nothing contained in this Agreement or the Loan Documents shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting this Agreement or any other Loan Document, or the rights of any holder thereof, or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
1.14Obligors Not Beneficiaries. The provisions of this Section 10 are solely for the benefit of Administrative Agent and Lenders, may not be enforced by any Obligor, and may be modified or waived without the approval or consent of Obligors.
1.15Intercreditor and Subordination Agreements. Lenders hereby (a) authorize Administrative Agent to execute and deliver any intercreditor agreement or subordination agreement on behalf of Administrative Agent and Lenders and to perform its obligations thereunder and (b) agree to be bound by the provisions of such documents.
SECTION 11.GENERAL PROVISIONS
1.1Accounting Terms. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Lenders prior to the Closing Date and using the same method for inventory valuation as used in such financial statements, except for any changes required by GAAP.
1.2Certain Matters of Construction. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. References in this Agreement to “Preamble”, “Recital”, “Sections”, “Schedules” or “Exhibits” shall be to the Preamble, Recitals, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. All references in this Agreement or any other Loan Document to statutes shall include all amendments of same and implementing regulations and any successor or replacement statutes and regulations; to any instrument or agreement (including any of the Loan Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof; to any Person means and includes the successors and permitted assigns of such Person; to “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; or to the time of day means the time of day on the day in question in Chicago, Illinois, unless otherwise expressly provided in such Loan Document. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, with respect to any Default, is cured within any period of cure expressly provided in this Agreement. Whenever in any provision of this Agreement or any other Loan Document Administrative Agent or any Lender is authorized to take or decline to take any action (including making any determination) in the exercise of its “discretion,” such provision shall be understood to mean that Administrative Agent or such Lender may take or refrain to take such action in its sole and absolute discretion.
1.3Power of Attorney. Each Obligor hereby irrevocably makes, constitutes and appoints each Secured Creditor (and any of such Secured Creditor’s officers, employees or agents designated by such Secured Creditor), with full power of substitution, as such Person’s true and lawful attorney, in such Person’s name: (a) after the occurrence of an Event of Default and during the continuation thereof, to endorse such Person’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Administrative Agent’s or any Lender’s possession; (b) after the occurrence of an Event of Default and during the continuation thereof, to sign such Person’s name on drafts against Account Debtors, on schedules and assignments of Accounts, on notices to Account Debtors and on any Account invoice or bill of lading; (c) to send requests for verification of Accounts, and to contact Account Debtors in any other manner to verify the Accounts; (d) after the occurrence of an Event of Default and during the continuation thereof, to notify the post office authorities to change the address for delivery of such Person’s mail to any address designated by Lenders, to receive and open all mail addressed to such Person, and to retain all mail relating to the Collateral and forward, within 10 Business Days of any Secured Creditor’s receipt thereof, all other mail to such Person; and (e) to do all other things necessary or advisable to accomplish the purposes of this Agreement or the other Loan Documents. The foregoing power of attorney, being coupled with an interest, is irrevocable so long as any Obligations are outstanding. Each Obligor ratifies and approves all acts of the attorney. None of Administrative Agent, any Lender or their employees, officers or agents shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law except for gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.
1.4Notices and Communications. All notices, requests and other communications to or upon a party hereto shall be in writing (including electronic mail transmission or similar writing) and shall be given to such party at the physical address or electronic mailing address set forth in below or at such other physical address or electronic mailing address as such party may hereafter specify for the purpose of notice to Administrative Agent, Lenders and Obligors in accordance with the provisions of this Section 11.4:
If to Obligors:                MariMed Inc.
                    10 Oceana Road
Norwood, MA 02062
Attn.: Jon R. Levine, President
E-mail: jlevine@marimedinc.com

with a copy to (not to
Constitute service:            Kurzman Eisenberg Corbin & Lever, LLP
One North Broadway, 12th Floor
White Plains, NY 10601
Attn: Kenneth S. Rose, Esq.
Email: krose@kelaw.com

If to Administrative Agent or
Lender:                    Chicago Atlantic Admin, LLC
                    420 North Wabash Avenue, Suite 500
Chicago, Illinois 60611
                    Attention: Loan Department
                    E-mail:     reporting@chicagoatlantic.com
with a copy to (not to constitute
service):                Feuerstein Kulick LLP
                    420 Lexington Avenue, Suite 2024
                    New York, New York 10170
Attention: Samantha Gleit
E-mail: Samantha@dfmklaw.com

Each such notice, request or other communication shall be effective (a) if given by mail, three Business Days after such communication is deposited in the U.S. Mail with first class postage pre-paid, addressed to the noticed party at the address specified herein, (b) if by nationally recognized overnight courier, when delivered with receipt acknowledged in writing by the noticed party, (c) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party or (d) if given by electronic mail, unless Administrative Agent or any Lender otherwise prescribes, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, however, that if such electronic mail is not sent during the normal business hours of the recipient, such electronic mail shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.
1.5Cannabis License Affiliation. Each Lender and Administrative Agent understands and agrees that Borrowers may be required to have each Lender and Administrative Agent affiliated with each Borrower on the Cannabis Licenses as provided for under applicable US State Cannabis Laws and will use commercially reasonable efforts to cooperate and to provide Borrowers with all information requested in writing by any Governmental Authority, and to the extent such request cannot be resolved in a manner that is satisfactory to the Lender and Borrowers in their collective reasonable discretion within a reasonable time thereafter shall provide such other information as mutually agreed.
1.6Performance of Obligors’ Obligations. If any Obligor or Individual Limited Guarantor shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Administrative Agent or any Lender may, in its discretion at any time, for Borrowers’ account and at Borrowers’ expense, pay any amount or do any act required of any Obligor or Individual Limited Guarantor hereunder or under any of the other Loan Documents or otherwise lawfully requested by Administrative Agent or such Lender. All costs and expenses incurred by Administrative Agent or any Lender in connection with the taking of any such action shall be reimbursed to Administrative Agent or any Lender by Borrowers on demand with interest at the Default Rate from the date such payment is made or such costs or expenses are incurred to the date of payment thereof. Any payment made or other action taken by Administrative Agent or any Lender under this Section 11.6 shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and without prejudice to the right of Administrative Agent or any Lender to proceed thereafter as provided herein or in any of the other Loan Documents.
1.7Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, provided, that no Obligor or Individual Limited Guarantor may assign this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder without Lenders’ prior written consent and any prohibited assignment shall be absolutely void. Any Lender may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, or any right or remedy under, the Obligations and the Loan Documents without the consent of any Obligor or Individual Limited Guarantor; provided, however, that the consent of Administrative Agent shall be obtained prior to any such action, which consent shall not be unreasonably delayed, conditioned or withheld.
1.8General Indemnity. Each Obligor and Individual Limited Guarantor hereby agrees, jointly and severally, to indemnify and defend the Indemnitees against and to hold the Indemnitees harmless from any Indemnified Claim that may be instituted or asserted against or incurred by any of the Indemnitees. Without limiting the generality of the foregoing, this indemnity shall extend to any Indemnified Claims instituted or asserted against or incurred by any of the Indemnitees under any Environmental Laws or with respect to any Environmental Liability of any Obligor or Individual Limited Guarantor. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Administrative Agent or Lenders, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Administrative Agent, any Lender, any Obligor or Individual Limited Guarantor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any applicable law now or hereafter in effect, Obligors and Individual Limited Guarantor shall pay (or shall promptly reimburse Administrative Agent or such Lender for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to Indemnified Claims incurred by any Indemnitee as a result of its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Notwithstanding anything to the contrary in any of the Loan Documents, the obligations of each Obligor and each Individual Limited Guarantor with respect to each indemnity given by it in this Agreement or any of the other Loan Documents in favor of Administrative Agent and each Lender shall survive the payment in full of the Obligations and termination of the Loan Documents.
1.9Credit Inquiries. Each Obligor and Individual Limited Guarantor hereby authorizes Administrative Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor, any Subsidiary thereof or Individual Limited Guarantor.
1.10Survival of Representations. All representations and warranties made in this Agreement and the other Loan Documents shall survive the making of any extension of credit hereunder and the delivery of any Note and shall continue in full force and effect until the full and final payment and performance of the Obligations and the termination of the Loan Documents.
1.11Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under applicable law. If any provision is found to be invalid under applicable law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
1.12Indulgences Not Waivers. The failure by Administrative Agent or any Lender at any time or times to require strict performance by each Obligor or Individual Limited Guarantor of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or otherwise diminish any right of Administrative Agent or any Lender thereafter to demand strict compliance and performance with such provision.
1.13Modification.
(a)This Agreement and the other Loan Documents, together with all other instruments, agreements, and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

(b)Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this Section 11.13. Required Lenders may, or, with the prior written consent of Required Lenders, Administrative Agent may, from time to time, enter into with the relevant Obligor or Obligors written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or Obligors hereunder or thereunder, waive, on such terms and conditions as Required Lenders or Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences or consent to any acts or omissions of Obligors hereunder or under any other Loan Document that, but for such consent, would constitute a Default or Event of Default hereunder or thereunder; provided that no such waiver, amendment, supplement, modification, consent or waiver shall directly or indirectly:
(i)(A) reduce or forgive any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated interest rate (provided that only the consent of Required Lenders shall be necessary to waive any obligation of Borrowers to pay interest at the Default Rate or amend Section 2.5(c)), or (B) reduce or forgive any portion or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and other than as a result of a waiver or amendment of any mandatory prepayment of Loans (which shall not constitute an extension, forgiveness or postponement of any date for payment of principal, interest or fees)), in each case without the written consent of each Lender directly and adversely affected thereby;
(ii)amend or modify any provisions of Section 2.4(c) or 2.4(d) or any other provision that provides for the pro rata nature of disbursements by or payments to Lenders, in each case without the written consent of each Lender;
(iii)amend, modify or waive any provision of this Section 11.13 or reduce the percentages specified in the definitions of the term “Required Lenders” or consent to the assignment or transfer by any Obligor of its rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 7.1 or 7.4(b)), in each case without the written consent of each Lender directly and adversely affected thereby;
(iv)increase the aggregate amount of any Loan Commitment of any Lender set forth on Schedule 2.1 hereto without the consent of each Lender directly affected thereby;
(v)amend, modify or waive any provision of Section 10 without the written consent of the then-current Administrative Agent; or
(vi)release (A) Borrowers, (B) all or substantially all Guarantors under Section 9 (except as expressly permitted by Section 9), or (C) any Liens in favor of Administrative Agent or Lenders on all or substantially all of the Collateral under the Loan Documents (except as expressly permitted thereby and in Section 10.12), in each case without the prior written consent of each Lender.
1.14Counterparts.
(a)This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Agreement will be deemed executed by the parties hereto when each has signed it and delivered its executed signature page to Administrative Agent by facsimile transmission, electronic transmission or physical delivery. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. No party hereto or to any other Loan Document shall raise the use of a facsimile machine or digital imaging and electronic mail to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or digital imaging and electronic mail as a defense to the formation of a contract and each such party forever waives any such defense.
(b)The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois State Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
1.15Governing Law; Consent to Forum. This Agreement and the other Loan Documents are intended to take effect as sealed instruments and shall be construed in accordance with and governed by the laws of the State of Illinois, without regard to the conflict of laws principles thereof, except to the extent otherwise provided in the Loan Documents. Each Obligor and Individual Limited Guarantor hereby consents to the non-exclusive jurisdiction of any United States federal court sitting in or with direct or indirect jurisdiction over the Northern District of Illinois or any state or superior court sitting in the City of Chicago, Cook County, Illinois, in any action, suit or other proceeding arising out of or relating to this Agreement or any of the other Loan Documents; and each Obligor and Individual Limited Guarantor irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. Administrative Agent and each Lender reserves the right to bring proceedings against any Obligor or Individual Limited Guarantor in the courts of any other jurisdiction. Nothing in this Agreement or any other Loan Document shall be deemed or operate to affect the right of Administrative Agent or any Lender to serve legal process in any other manner permitted by law or to preclude the enforcement by Administrative Agent or such Lender of any judgment or order obtained in such forum or the taking of any action under this Agreement or any other Loan Document to enforce same in any other appropriate forum or jurisdiction.
1.16Waiver of Jury Trial and other Certain Rights.
(a)To the fullest extent permitted by applicable law, the parties hereto each hereby waive the right to trial by jury in any action, suit, counterclaim, cross-claim or proceeding arising out of or related to this Agreement, any of the other Loan Documents, the Obligations or the Collateral or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party with respect thereto. Each Obligor and Individual Limited Guarantor acknowledge and agree that the foregoing waivers are a material inducement to Administrative Agent and Lenders to enter into and accept this Agreement. Each Obligor and Individual Limited Guarantor have reviewed the foregoing waivers with their respective legal counsel and have knowingly and voluntarily waived their respective jury trial rights following consultation with such legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. This Section 11.16 shall not restrict a party from exercising remedies under the UCC or from exercising pre-judgment remedies under applicable law.
(b)To the fullest extent permitted by applicable law, each Obligor and Individual Limited Guarantor hereby knowingly, intentionally and intelligently waives (with the benefit of advice of legal counsel of its own choosing): (i) notice prior to taking possession or control of any of the Collateral and the requirement to deposit or post any bond or other security which might otherwise be required by any court or applicable law prior to allowing Administrative Agent or any Lender to exercise any of such Person’s self-help or judicial remedies to obtain possession of any of the Collateral; (ii) any claim against Administrative Agent or any Lender on any theory of liability, for special, indirect, consequential, exemplary or punitive damages arising out of, in connection with or as a result of any of the Loan Documents, any transaction thereunder, the enforcement of any remedies by Administrative Agent or any Lender or the use of any proceeds of any loans; and (iii) notice of acceptance of this Agreement by Administrative Agent or any Lender.

1.17Additional Waivers. The rights and remedies of Administrative Agent and each Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver or indulgence granted by Administrative Agent or any Lender shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by Administrative Agent or any Lender at variance with the terms of this Agreement or any other Loan Document such as to require further notice by Administrative Agent or any Lender of Administrative Agent’s or such Lender’s intent to require strict adherence to the terms of such Loan Document in the future. Any such actions shall not in any way affect the ability of each of Administrative Agent and Lenders, in its discretion, to exercise any rights available to it under this Agreement, under the other Loan Documents or under applicable law.
1.18No Third-Party Beneficiaries. Neither (a) any stockholder or owner of any other Equity Interest in any Obligor, (b) any employee or creditor of any Obligor or Individual Limited Guarantor (other than Administrative Agent, Lenders and their respective Affiliates), nor (c) any other Person claiming by or through any Obligor or Individual Limited Guarantor shall be entitled to rely on this Agreement or any other Loan Document or have any rights, remedies or claims against Administrative Agent, any Lender or any Affiliate thereof under or in connection with this Agreement or any other Loan Document.
1.19Pledge of Loans. Each Obligor hereby acknowledges that Administrative Agent, each Lender and their respective Affiliates may pledge the Loans or its rights under any Loan Document as collateral security for loans to Lenders or their Affiliates. Obligors shall, to the extent commercially reasonable, cooperate with Lenders and their Affiliates to effect such pledges at the sole cost and expense of such Lender. Notwithstanding the foregoing, no pledge shall release the Lender party thereto from any of its obligations hereunder.
1.20Adjustments; Set-off.
(a)If any Lender (each, a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The foregoing provisions of this Section 11.20 shall not apply to payments made and applied in accordance with the terms of this Agreement and the other Loan Documents.
(b)After the occurrence and during the continuance of an Event of Default, to the extent consented to by Administrative Agent, in addition to any rights and remedies of Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower or any other Obligor, any such notice being expressly waived by Obligors to the extent permitted by applicable law, upon any amount becoming due and payable by any Obligor hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, but excluding deposit accounts that consist of cash collateral subject to Permitted Liens), and any other credits, indebtedness or claims, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Obligor, as the case may be. Each Lender agrees promptly to notify Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
1.21Time is of the Essence. Time is of the essence of this Agreement and the other Loan Documents.

1.22Reviewed by Attorneys. Each Obligor and Individual Limited Guarantor represents and warrants that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery hereof, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss the same with, such attorneys and other persons as such Obligor or Individual Limited Guarantor may wish, (c) has exercised independent judgment with respect to this Agreement and the other Loan Documents, (d) has not relied on any Secured Creditor or on any Secured Creditor’s counsel for any advice with respect to this Agreement or the other Loan Documents and (e) has entered into this Agreement of its own free will and accord and without threat, duress or other coercion of any kind by any Person. Each Obligor acknowledges and agrees that this Agreement shall not be construed more favorably in favor of any Obligor or Individual Limited Guarantor, on the one hand, or any Secured Creditor, on the other hand, based upon which party drafted the same, it being acknowledged that Secured Creditors, Obligors and Individual Limited Guarantor contributed substantially to the negotiation and preparation of this Agreement.
1.23PATRIOT Act. Each Lender hereby notifies each Obligor and Individual Limited Guarantor that it may be required to obtain, verify and record information that identifies such Obligor or Individual Limited Guarantor pursuant to the requirements of the PATRIOT Act, which information includes the name and address of such Obligor or Individual Limited Guarantor and other information that will allow such Lender to identify such Obligor or Individual Limited Guarantor in accordance with the PATRIOT Act.
1.24Cannabis Laws. The parties acknowledge that although certain US State Cannabis Laws have legalized the cultivation, distribution, sale and possession of cannabis and related products, (a) the nature and scope of US Federal Cannabis Laws may result in circumstances where activities permitted under US State Cannabis Laws may contravene US Federal Cannabis Laws, and (b) engagement in Restricted Cannabis Activities may also contravene US Federal Cannabis Laws. Accordingly, for the purpose hereof, each representation, covenant and other provision hereof relating to compliance with applicable law will be subject to the following qualifications: (i) engagement in any activity that is permitted by US State Cannabis Laws but contravenes US Federal Cannabis Laws, and in respect of which the applicable Governmental Authorities have agreed, or are bound by applicable law (e.g., the proposed Secure and Fair Enforcement (SAFE) Banking Act (H.R. 1595) and the proposed Clarifying Law Around Insurance of Marijuana (CLAIM) Act (H.R. 4074 and Senate Bill 2201)), to forego or otherwise suspend prosecution and enforcement of such US Federal Cannabis Laws will not, in and of itself, be deemed to be non-compliance with applicable law; (ii) engagement in any Restricted Cannabis Activity will be deemed to be non-compliance with applicable law; and (iii) if any Change in Law results in the business activities of any Obligor or Individual Limited Guarantor becoming Restricted Cannabis Activities, such Change in Law will be deemed to have had a Material Adverse Effect.
1.25Regulatory Compliance. This Agreement is subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of either any US State Cannabis Law or the requirements, guidance or instruction of any applicable Licensing Division. The parties acknowledge and understand that US State Cannabis Law and/or the requirements of each applicable Licensing Division are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve, including but not limited to pursuant to any Change in Law. If necessary or desirable to comply with the requirements of US State Cannabis Law, applicable Licensing Division, and/or any Change in Law, the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with US State Cannabis Law, applicable Licensing Division and/or each Change in Law, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Agreement or any of the other Loan Documents to reflect terms that most closely approximate the parties original intentions but are responsive to and compliant with the requirements of US State Cannabis Law, applicable Licensing Division and/or each Change in Law. In furtherance, not limitation of the foregoing, the parties further agree to cooperate with each applicable Licensing Division to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from any applicable Licensing Division and, to the extent permitted by such Licensing Division, keep all other parties hereto fully and promptly informed as to any such requests, requirements, or correspondence.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.
BORROWERS:

MARIMED INC.
MARIMED ADVISORS INC.
MIA DEVELOPMENT LLC
MARI HOLDINGS IL LLC
MARI HOLDINGS MT. VERNON LLC
MARI HOLDINGS METROPOLIS LLC
KPG OF ANNA LLC
KPG OF HARRISBURG LLC
GREEN GROWTH GROUP INC.
MARI HOLDINGS MD LLC
KIND THERAPEUTICS USA LLC
ARL HEALTHCARE INC.
MARIMED OH LLC
MARIMED HEMP INC.
MMMO LLC

                        By:_/s/Jon R. Levine_________________________
                        Name: Jon R. Levine
                        Title: Authorized Signatory

HARTWELL REALTY HOLDINGS LLC

By:_/s/ Tammy Marshall-Hewlitt________________
                        Name: Tammy Marshall-Hewlitt
                        Title: Manager

Loan and Security Agreement

ADMINISTRATIVE AGENT:
    CHICAGO ATLANTIC ADMIN, LLC, as Administrative Agent

By: /s/ Peter Sack
Name: Peter Sack
Title: Authorized Person

Note:

Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules referenced to in the Loan and Security Agreement have not been filed.  The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Securities and Exchange Commission (the “Commission”) upon request; provided, however, that the Registrant may request confidential treatment of omitted items.